Exhibit 7.1

--------------------------------------------------------------------------------

                                 TRUST INDENTURE

                    DATED AS OF THE [30th] DAY OF JULY, 2007

                                     BETWEEN

                           ZARLINK SEMICONDUCTOR INC.

                                       and

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                      PROVIDING FOR THE ISSUE OF DEBENTURES

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION ..................................................    1

   1.1 Definitions ........................................................    1
   1.2 Meaning of "Outstanding" ...........................................    9
   1.3 Interpretation .....................................................   10
   1.4 Headings Etc .......................................................   10
   1.5 Day not a Business Day .............................................   10
   1.6 Applicable Law .....................................................   10
   1.7 Monetary References ................................................   10
   1.8 Invalidity, Etc ....................................................   10
   1.9 Language ...........................................................   11
   1.10 Successors and Assigns ............................................   11
   1.11 Benefits of Indenture .............................................   11

ARTICLE 2 THE DEBENTURES ..................................................   11

   2.1 Limit of Debentures ................................................   11
   2.2 Terms of Debentures of any Series ..................................   11
   2.3 Form of Debentures .................................................   13
   2.4 Form and Terms of Initial Debentures ...............................   13
   2.5 Certification and Delivery of Additional Debentures ................   23
   2.6 Issue of Global Debentures .........................................   24
   2.7 Execution of Debentures ............................................   25
   2.8 Certification ......................................................   25
   2.9 Interim Debentures or Certificates .................................   25
   2.10 Mutilation, Loss, Theft or Destruction ............................   26
   2.11 Concerning Interest ...............................................   26
   2.12 Debentures to Rank Pari Passu .....................................   27
   2.13 Payments of Amounts Due on Maturity ...............................   27
   2.14 Payment of Interest ...............................................   27
   2.15 Withholding Tax ...................................................   28
   2.16 Unconditional Right of Holders to Receive Payment .................   29

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP ..................   30

   3.1 Fully Registered Debentures ........................................   30
   3.2 Global Debentures ..................................................   30
   3.3 Transferee Entitled to Registration ................................   32
   3.4 No Notice of Trusts ................................................   32
   3.5 Registers Open for Inspection ......................................   32
   3.6 Exchanges of Debentures ............................................   32
   3.7 Closing of Registers ...............................................   33
   3.8 Charges for Registration, Transfer and Exchange ....................   33
   3.9 Ownership of Debentures ............................................   34

ARTICLE 4 REDEMPTION AND PURCHASE OF DEBENTURES ...........................   34

   4.1 Applicability of Article ...........................................   34
   4.2 Partial Redemption .................................................   35

   4.3 Notice of Redemption ...............................................   35
   4.4 Debentures Due on Redemption Dates .................................   36
   4.5 Deposit of Redemption Monies or Common Shares ......................   36
   4.6 Right to Pay Redemption Price in Common Shares .....................   36
   4.7 Failure to Surrender Debentures Called for Redemption ..............   38
   4.8 Cancellation of Debentures Redeemed ................................   39
   4.9 Purchase of Debentures by the Corporation ..........................   39
   4.10 Right to Repay Principal Amount in Common Shares ..................   40

ARTICLE 5 SUBORDINATION OF DEBENTURES .....................................   42

   5.1 Applicability of Article ...........................................   42
   5.2 Order of Payment ...................................................   42
   5.3 Subrogation to Rights of Holders of Senior Indebtedness ............   43
   5.4 Obligation to Pay Not Impaired .....................................   44
   5.5 No Payment if Senior Indebtedness in Default .......................   44
   5.6 Payment on Debentures Permitted ....................................   45
   5.7 Confirmation of Subordination ......................................   45
   5.8 Knowledge of Debenture Trustee .....................................   45
   5.9 Debenture Trustee May Hold Senior Indebtedness .....................   45
   5.10 Rights of Holders of Senior Indebtedness Not Impaired .............   46
   5.11 Altering the Senior Indebtedness ..................................   46
   5.12 Additional Indebtedness ...........................................   46
   5.13 Right of Debentureholder to Convert Not Impaired ..................   46
   5.14 Invalidated Payments ..............................................   46
   5.15 Contesting Security ...............................................   46
   5.16 No Set-Off ........................................................   46

ARTICLE 6 CONVERSION OF DEBENTURES ........................................   47

   6.1 Applicability of Article ...........................................   47
   6.2 Notice of Expiry of Conversion Privilege ...........................   47
   6.3 Revival of Right to Convert ........................................   47
   6.4 Manner of Exercise of Right to Convert .............................   47
   6.5 Adjustment of Conversion Price .....................................   49
   6.6 No Requirement to Issue Fractional Common Shares ...................   52
   6.7 Corporation to Reserve Common Shares ...............................   52
   6.8 Cancellation of Converted Debentures ...............................   53
   6.9 Certificate as to Adjustment .......................................   53
   6.10 Notice of Special Matters .........................................   53
   6.11 Protection of Debenture Trustee ...................................   53

ARTICLE 7 COVENANTS OF THE CORPORATION ....................................   54

   7.1 To Pay Principal, Premium (if any) and Interest ....................   54
   7.2 To Pay Debenture Trustee's Remuneration ............................   54
   7.3 To Give Notice of Default ..........................................   54
   7.4 Preservation of Existence, etc .....................................   54
   7.5 Annual Certificate of Compliance ...................................   55
   7.6 No Dividends on Common Shares if Event of Default ..................   55
   7.7 Performance of Covenants by Debenture Trustee ......................   55

   7.8 Listing ............................................................   55

ARTICLE 8 DEFAULT .........................................................   55

   8.1 Events of Default ..................................................   55
   8.2 Notice of Events of Default ........................................   57
   8.3 Waiver of Default ..................................................   57
   8.4 Enforcement by the Debenture Trustee ...............................   58
   8.5 No Suits by Debentureholders .......................................   59
   8.6 Application of Monies by Debenture Trustee .........................   59
   8.7 Notice of Payment by Debenture Trustee .............................   60
   8.8 Debenture Trustee May Demand Production of Debentures ..............   60
   8.9 Remedies Cumulative ................................................   60
   8.10 Judgment Against the Corporation ..................................   61

ARTICLE 9 SATISFACTION AND DISCHARGE ......................................   61

   9.1 Cancellation .......................................................   61
   9.2 Non-Presentation of Debentures .....................................   61
   9.3 Repayment of Unclaimed Monies or Common Shares .....................   61
   9.4 Discharge ..........................................................   62
   9.5 Satisfaction .......................................................   62
   9.6 Continuance of Rights, Duties and Obligations ......................   64

ARTICLE 10 COMMON SHARE INTEREST PAYMENT ELECTION .........................   64

   10.1 Common Share Interest Payment Election ............................   64

ARTICLE 11 SUCCESSORS .....................................................   67

   11.1 Restrictions on Amalgamation, Merger and Sale of
        Certain Assets, etc ...............................................   67
   11.2 Vesting of Powers in Successor ....................................   67

ARTICLE 12 COMPULSORY ACQUISITION .........................................   68

   12.1 Definitions .......................................................   68
   12.2 Offer for Debentures ..............................................   68
   12.3 Offeror's Notice to Dissenting Shareholders .......................   69
   12.4 Delivery of Debenture Certificates ................................   69
   12.5 Payment of Consideration to Debenture Trustee .....................   69
   12.6 Consideration to be held in Trust .................................   69
   12.7 Completion of Transfer of Debentures to Offeror ...................   70
   12.8 Communication of Offer to Corporation .............................   70

ARTICLE 13 MEETINGS OF DEBENTUREHOLDERS ...................................   70

   13.1 Right to Convene Meeting ..........................................   70
   13.2 Notice of Meetings ................................................   71
   13.3 Chairman ..........................................................   72
   13.4 Quorum ............................................................   72
   13.5 Power to Adjourn ..................................................   72

   13.6 Show of Hands .....................................................   73
   13.7 Poll ..............................................................   73
   13.8 Voting ............................................................   73
   13.9 Proxies ...........................................................   73
   13.10 Persons Entitled to Attend Meetings ..............................   74
   13.11 Powers Exercisable by Extraordinary Resolution ...................   74
   13.12 Meaning of "Extraordinary Resolution" ............................   76
   13.13 Powers Cumulative ................................................   77
   13.14 Minutes ..........................................................   77
   13.15 Instruments in Writing ...........................................   77
   13.16 Binding Effect of Resolutions ....................................   77
   13.17 Evidence of Rights Of Debentureholders ...........................   77
   13.18 Concerning Serial Meetings .......................................   77

ARTICLE 14 NOTICES ........................................................   78

   14.1 Notice to the Corporation .........................................   78
   14.2 Notice to Debentureholders ........................................   78
   14.3 Notice to Debenture Trustee .......................................   79
   14.4 Mail Service Interruption .........................................   79

ARTICLE 15 CONCERNING THE DEBENTURE TRUSTEE ...............................   79

   15.1 Eligibility; Disqualification .....................................   79
   15.2 No Conflict of Interest ...........................................   79
   15.3 Replacement of Debenture Trustee ..................................   79
   15.4 Duties of Debenture Trustee .......................................   80
   15.5 Reliance Upon Declarations, Opinions, etc .........................   80
   15.6 Evidence and Authority to Debenture Trustee, Opinions, etc ........   81
   15.7 Officer's Certificates Evidence ...................................   82
   15.8 Experts, Advisers and Agents ......................................   82
   15.9 Debenture Trustee May Deal in Debentures ..........................   82
   15.10 Investment of Monies Held by Debenture Trustee ...................   82
   15.11 Debenture Trustee Not Ordinarily Bound ...........................   83
   15.12 Debenture Trustee Not Required to Give Security ..................   83
   15.13 Debenture Trustee Not Bound to Act on Corporation's Request ......   83
   15.14 Conditions Precedent to Debenture Trustee's Obligations
         to Act Hereunder .................................................   83
   15.15 Authority to Carry on Business ...................................   84
   15.16 Compensation and Indemnity .......................................   84
   15.17 Anti-Money Laundering ............................................   85
   15.18 Acceptance of Debenture Trustee ..................................   85
   15.19 Third Party Interests ............................................   85
   15.20 Privacy Laws .....................................................   85

ARTICLE 16 SUPPLEMENTAL INDENTURES ........................................   85
   16.1 Supplemental Indentures ...........................................   85

ARTICLE 17 EXECUTION AND FORMAL DATE ......................................   86

   17.1 Execution .........................................................   86

   17.2 Formal Date .......................................................   87

SCHEDULE "A" FORM OF INITIAL DEBENTURE ....................................  A-1

SCHEDULE "B" FORM OF REDEMPTION NOTICE ....................................  B-1

SCHEDULE "C" FORM OF MATURITY NOTICE ......................................  C-1

SCHEDULE "D" FORM OF CHANGE OF CONTROL PURCHASE NOTICE ....................  D-1

SCHEDULE "E" FORM OF NOTICE OF ELECTION UPON TAX REDEMPTION ...............  E-1

SCHEDULE "F" FORM OF NOTICE OF CONVERSION .................................  F-1

      THIS INDENTURE made as of the [30th] day of July, 2007.

AMONG:

            ZARLINK  SEMICONDUCTOR  INC., a corporation duly incorporated  under
            the  Canada  Business   Corporations  Act  (hereinafter  called  the
            "Corporation")

                                     - and -

            COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the federal laws of Canada (hereinafter called the "Debenture Trustee")

WITNESSETH THAT:

WHEREAS the Corporation, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS, when certified by the Debenture Trustee and issued as in this Indenture provided, all necessary steps in relation to the Corporation have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Corporation in accordance with the laws applicable to the Corporation;

AND WHEREAS the Corporation deems it necessary, to assist in the financing of the proposed Acquisition, to create and issue the Initial Debentures to be created and issued in the manner hereinafter appearing;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 Definitions

      In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

      "this Indenture", "this Trust Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

      "Acquisition" means the acquisition by the Corporation of LHI by means of the merger pursuant to the Acquisition Agreement;

      "Acquisition Agreement" means an agreement and plan of merger dated June 25, 2007, among the Corporation, Merger Sub, LHI and Navigant Capital Advisors, LLC as representative of LHI's stockholders, pursuant to which the Corporation will indirectly acquire Legerity and LHI's other

      Subsidiaries through the cash merger of Merger Sub with and into LHI as the surviving company of such merger;

      "Acquisition   Closing  Date"  means  the  date  of  consummation  of  the
      Acquisition pursuant to the Acquisition Agreement;

      "Additional Amounts" has the meaning ascribed thereto in Section 2.15;

      "Additional Debentures" means Debentures of any one or more series, other than the first series of Debentures being the Initial Debentures, issued under this Indenture;

      "Additional   Interest   Amount"  has  the  meaning  ascribed  thereto  in
      subsection 2.4(b);

      "Additional Shares" has the meaning attributed thereto in subsection 2.4(f)(i);

      "Applicable Procedures" means the rules and procedures of the Depository as in effect from time to time;

      "Applicable Securities Legislation" means applicable securities laws (including published rules, regulations, policies, blanket orders, rulings and instruments) in each of the provinces of Canada and the United States;

      "Beneficial Holder" means any person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

      "Beneficial Ownership" has the same meaning as set forth in the Securities Act (Ontario);

      "Business Day" means any day other than a Saturday, Sunday or any other day that the office of the Debenture Trustee in Toronto, Ontario is not generally open for business;

      "Canadian Taxes" means any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having the power to tax, including pursuant to the Tax Act;

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity;

      "CBCA" means the Canada Business Corporations Act and any act that may be substituted therefor, as same may be amended from time to time;

      "Change of Control" means an occurrence involving the acquisition by any Person, or group of Persons acting jointly or in concert, of voting control or direction over 50% or more of the outstanding Common Shares (on a fully-diluted basis including after giving effect to the conversion or exchange of securities convertible into, exchangeable for, or otherwise carrying the right to acquire Common Shares).

      "Change of Control Effective Date" means the date on which any Change of Control becomes effective;

      "Change of Control Corporation Notice" has the meaning attributed thereto in subsection 2.4(k)(ii);

      "Change of Control Purchase Date" has the meaning attributed thereto in subsection 2.4(k)(i);

      "Change of Control Purchase Notice" has the meaning attributed thereto in subsection 2.4(k)(iii);

      "Change of Control Purchase Offer" has the meaning attributed thereto in subsection 2.4(k)(i);

      "Change of Control Purchase Price" of any Initial Debenture, means 101% of the principal amount of the Initial Debenture to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Purchase Date

      "Common Shares" means common shares of the Corporation;

      "Common Share Bid Request" means a request for bids to purchase Common Shares (to be issued by the Corporation on the Common Share Delivery Date) made by the Debenture Trustee in accordance with the Common Share Interest Payment Election Notice and that shall make the acceptance of any bid conditional upon the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Common Shares that, together with the cash payments by the Corporation in lieu of fractional Common Shares, if any, equal the Interest Obligation;

      "Common Share Delivery Date" means a date, not more than 90 days and not less than one Business Day prior to the applicable Interest Payment Date, upon which Common Shares are issued by the Corporation and delivered to the Debenture Trustee for sale pursuant to Common Share Purchase Agreements;

      "Common Share Interest Payment Election" means an election to satisfy an Interest Obligation on the applicable Interest Payment Date in the manner described in the Common Share Interest Payment Election Notice;

      "Common Share Interest Payment Election Amount" means the sum of the amount of the aggregate proceeds resulting from the sale of Common Shares on the Common Share Delivery Date pursuant to acceptable bids obtained pursuant to the Common Share Bid Requests, together with any amount paid by the Corporation in respect of fractional Common Shares pursuant to
      Section 6.6, that is equal to the aggregate amount of the Interest Obligation in respect of which the Common Share Interest Payment Election Notice was delivered;

      "Common Share Interest Payment Election Notice" means a written notice made by the Corporation to the Debenture Trustee specifying:

      (a)   the Interest Obligation to which the election relates;

      (b)   the Common Share Interest Payment Election Amount;

      (c) the investment banks, brokers or dealers through which the Debenture Trustee shall seek bids to purchase the Common Shares and the conditions of such bids, which may include the minimum number of Common Shares, minimum price per Common Share, timing for closing for bids and such other matters as the Corporation may specify; and

      (d) that the Debenture Trustee shall accept through the investment banks, brokers or dealers selected by the Corporation only those bids which comply with such notice;

      "Common Share Proceeds Investment" has the meaning attributed thereto in subsection 10.1(h);

      "Common Share Purchase Agreement" means an agreement in customary form among the Corporation, the Debenture Trustee and the Persons making acceptable bids pursuant to a Common Share Bid Request, which implies with all applicable laws, including the Application Securities Legislation and the rules and regulations of any stock exchange on which the Debentures or Common Shares are then listed;

      "Common Share Redemption Right" has the meaning attributed thereto in subsection 4.6(a);

      "Common Share Repayment Right" has the meaning attributed thereto in subsection 4.10(a);

      "Conversion Price" means the dollar amount for which each Common Share may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 6;

      "Conversion Rate" means the number of Common Shares issuable upon the conversion of each Cdn$1,000 principal amount of Initial Debentures which shall initially be 408.1633 Common Shares; provided, however that if the Conversion Price is adjusted in accordance with the provisions of this Indenture, the Conversion Rate shall equal that number which shall equal 1,000 divided by the Conversion Price as adjusted, rounded up to the nearest four decimal points;

      "Corporation's Auditors" or "Auditors of the Corporation" means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

      "Corporation" means Zarlink Semiconductor Inc. and includes any successor to or of the Corporation that shall have complied with the provisions of
      Article 11;

      "Counsel" means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Debenture Trustee or retained or employed by the Corporation and acceptable to the Debenture Trustee;

      "Current Market Price" means the volume-weighted average trading price per Common Share on the Toronto Stock Exchange and the New York Stock Exchange (or, if the Common Shares are not listed thereon, on such stock exchange or stock exchanges on which the Common Shares are listed as may be selected for such purpose by or on behalf of the Directors and approved by the Debenture Trustee, or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market) for the 20 consecutive Trading Days ending on the third Business Day preceding the relevant date. The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange, exchanges or market, as the case may be, during the said 20 consecutive Trading Days by the total number of Common Shares so sold. The conversion rate used for conversion of United States dollars to Canadian dollars, and vice versa, will be the Bank of Canada noon spot rate on the date of determination.

      "Date of  Conversion"  has the  meaning  ascribed  thereto  in  subsection
      6.4(b);

      "Debenture Liabilities" has the meaning ascribed thereto in Section 5.1;

      "Debenture Trustee" means Computershare Trust Company of Canada or its successor or successors for the time being as trustee hereunder;

      "Debentureholders" or "holders" means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

      "Debentures" means the debentures, notes or other evidences of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

      "Deemed year" has the meaning attributed thereto in subsection 2.11(b);

      "Defeased Debentures" has the meaning attributed thereto in Section 9.6;

      "Depository Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time, a Depository effects book entry for a Global Debenture deposited with the Depository;

      "Depository" means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the person designated as depository by the Corporation pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean each person who is then a depository hereunder, and if at any time there is more than one such person, "Depository" as used with respect to the Debentures of any series shall mean each depository with respect to the Global Debentures of such series;

      "Directors" means the directors of the Corporation being referenced and reference to action by the Directors means action by the directors of the Corporation;

      "Eligible Senior Creditor" means a Senior Creditor specified in an Officer's Certificate pursuant to Section 5.7 that has entered into a written agreement with the Debenture Trustee granting to such Senior Creditor the rights of consent contemplated by Sections 8.1, 8.4, 13.11,
      13.15 and 16.1;

      "especially affected series" has the meaning attributed thereto in subsection 13.2(b)(i);

      "Event of Default" has the meaning ascribed thereto in Section 8.1;

      "Excluded Holder" has the meaning attributed thereto in Section 2.15;

      "Excluded Taxes" has the meaning attributed thereto in Section 2.15;

      "Extraordinary Resolution" has the meaning ascribed thereto in Section 13.12;

      "Freely Tradeable" means, in respect of shares of capital of any class of any corporation, shares which can be traded by the holder thereof without any restriction under Applicable Securities Legislation or pursuant to the rules of the stock exchange(s) upon which such shares are listed at the time, such as hold periods, except in the case of restrictions on trading where there is an undisclosed change or a distribution by a control person;

      "Fully Registered Debentures" means Debentures registered as to both principal and interest;

      "Generally  Accepted  Accounting   Principles"  means  generally  accepted
      accounting principles from time to time approved by the Financial Accounting Standards Board (United States);

      "Global Debenture" means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository's book-entry only registration system;

      "Government Obligations" means securities issued or guaranteed by the Government of Canada or any province thereof;

      "Ineligible   Consideration"   has  the  meaning   attributed  thereto  in
      subsection 2.4(k)(vi);

      "Initial Debentures" means the Debentures designated as "6.0% Convertible Unsecured Subordinated Debentures" and described in Section 2.4;

      "Initial Interest Amount" has the meaning attributed thereto in subsection 2.4(b);

      "Initial Interest Payment Date" has the meaning attributed thereto in subsection 2.4(b);

      "Interest  Account"  has the  meaning  attributed  thereto  in  subsection
      10.1(h);

      "Interest Obligation" means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

      "Interest Payment Date" means a date specified in a Debenture as the date on which interest on such Debenture shall become due and payable;

      "Legerity" means Legerity, Inc., a wholly-owned subsidiary of LHI;

      "LHI" means Legerity Holdings, Inc.;

      "Make Whole Amount" has the meaning attributed thereto in subsection 2.4(f)(i)

      "Maturity Account" means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Debenture Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

      "Maturity Date" means the date specified for maturity of any Debentures;

      "Maturity Notice" has the meaning attributed thereto in subsection 2.4(f);

      "Merger Sub" means ZLE Inc., an indirect wholly-owned subsidiary of the Corporation;

      "Non-Resident" means a non-resident of Canada within the meaning of the Tax Act;

      "Offering" means a public offering by short form prospectus and amended registration statement on Form F-10 of the Corporation dated July [24], 2007 of 75,000 subscription receipts exchangeable for the Initial Debentures;

      "Officer's Certificate" means a certificate of the Corporation signed by any one authorized officer or director of the Corporation, on behalf of the Corporation, in his capacity as an officer or director of the Corporation, as the case may be, and not in his personal capacity;

      "Offering Closing Date" means July [30], 2007, the closing date of the Offering;

      "Periodic Offering" means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

      "Person" includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

      "Public Acquiror Change of Control" means any event constituting a Change of Control that would otherwise require the Corporation to make a Change of Control Purchase Offer in accordance with subsection 2.4(l), where either (a) the acquiror or (b) if not the acquiror, a direct or indirect Majority-owned subsidiary of the acquiror or (c) if not the acquiror or any direct or indirect Majority-owned subsidiary of the acquiror, a corporation by which the acquiror is directly or indirectly Majority-owned, has a class of common shares traded on the Toronto Stock Exchange, a U.S. national securities exchange or quoted on the NASDAQ Stock Exchange or which will be so traded or quoted when issued or exchanged in connection with such Change of Control, and the acquiror has designated such common shares to serve as the Public Acquiror Shares in the transaction. "Majority-owned" for the purposes of this definition means having Beneficial Ownership of more than 50% of the total voting power of the respective Person's Voting Stock;

      "Public Acquiror Shares" means the class of common shares of an entity referred to in section (a), (b), or (c) of the first sentence of the definition of Public Acquiror Change of Control that has been designated to serve as the public acquiror common shares in the transaction;

      "Redemption Date" has the meaning attributed thereto in Section 4.3;

      "Redemption Notice" has the meaning attributed thereto in Section 4.3;

      "Redemption Price" means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture, which amount may be payable by the issuance of Freely Tradeable Common Shares as provided for in Section 4.6;

      "Regular Record Date" means, with respect to each Interest Payment Date, the June 30 or December 31 (or on the next Business Day, if such date is not a Business Day), as the case may be, next preceding such Interest Payment Date;

      "Senior Creditor" means a holder or holders of Senior Indebtedness and includes any representative or representatives or trustee or trustees of any such holder or holders;

      "Senior Indebtedness Documentation" means all documentation executed and delivered in favour of the Senior Creditors in relation to the Senior Indebtedness, including, without limitation, any principal agreement such as a loan agreement or note purchase agreement;

      "Senior Indebtedness" shall mean the principal of and the interest and premium (or any other amounts payable thereunder), if any, on:

      (a) all indebtedness (including any indebtedness to trade creditors), liabilities and obligations of the Corporation (other than indebtedness evidenced by the Initial Debentures and any future series), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed in connection with the acquisition by the Corporation of any businesses, properties or other assets or for monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers' acceptances, letters of credit, debt instruments, bank debt and financial leases, and any liability evidenced by bonds, debentures, notes or similar instruments) or in connection with the acquisition of any businesses, properties or other assets or for monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers' acceptances, letters of credit, debt instruments, bank debt and financial leases, and any liability evidenced by bonds, debentures, notes or similar instruments) by others including, without limitation, any Subsidiary of the Corporation for payment of which the Corporation is responsible or liable, whether absolutely or contingently;

      (b) all indebtedness, liabilities and obligations under the guarantees now or at any time hereafter granted by the Corporation or any of its Subsidiaries in respect of the obligations, liabilities and indebtedness under the Senior Indebtedness Documentation; and

      (c) renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

      unless in each case it is provided by the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations that such indebtedness, liabilities or obligations are pari passu with or subordinate in right of payment to Debentures that by their terms are subordinated, which for greater certainty includes the Initial Debentures; and "Senior Indebtedness" shall in all events, include all of the obligations of each borrower, issuer, and/or guarantor under the Senior Indebtedness Documentation;

      "Senior Security" means all mortgages, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Secured Creditor and in any manner securing any Senior Indebtedness;

      "Serial Meeting" has the meaning attributed thereto in Section 13.2(b)(i);

      "Share Price" has the meaning attributed thereto in subsection 2.4(f)(ii);

      "Subscription Receipt Agreement" means the subscription receipt agreement entered into on the date hereof among the Corporation, CIBC World Markets Inc. on behalf of the Underwriters (as defined in the Subscription Receipt Agreement) and Computershare Trust Company of Canada;

      "Subsidiary" when used to indicate a relationship with a person or company, has the same meaning as set forth in the CBCA;

      "Successor" has the meaning attributed thereto in Section 11.1;

      "Tax Act" means the Income Tax Act (Canada) as amended from time to time;

      "TIA" means the United States Trust Indenture Act of 1939;

      "Time of Expiry" means the time of expiry of certain rights with respect to the conversion of Debentures under Article 6, which is to be set forth for each series of Debentures, which by their terms are to be convertible;

      "Total  Redemption Price" has the meaning  attributed  thereto in Schedule
      "B";

      "Trading Day" means, with respect to the Toronto Stock Exchange, New York Stock Exchange or other market for securities on which the Common Shares of the Corporation are listed, any day on which any such exchange or market is open for trading or quotation;

      "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

      "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof;

      "Written Direction of the Corporation" means an instrument in writing signed by any one officer or director of the Corporation on behalf of the Corporation; and

      "1933 Act" means the United States Securities Act of 1933, as amended.

1.2 Meaning of "Outstanding"

      Every Debenture certified and delivered by the Debenture Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Debenture Trustee for cancellation, conversion or redemption and monies and/or Common Shares, as the case may be, for the payment thereof shall have been set aside under Article 9, provided that:

      (a) Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

      (b) when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

      (c)   for  the  purposes  of any  provision  of this  Indenture  entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation or a Subsidiary of the Corporation shall be disregarded except that:

            (i) for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, acquisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded; and

            (ii) Debentures so owned which have been pledged in good faith other than to the Corporation or a Subsidiary of the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee's right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation.

1.3 Interpretation

      In this Indenture:

      (a) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

      (b) all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

      (c) all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

      (d) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4 Headings Etc.

      The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5 Day not a Business Day

      In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6 Applicable Law

      This Indenture and the Debentures shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.7 Monetary References

      Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.8 Invalidity, Etc.

      Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9 Language

      Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule "A", be drawn up in the English language only.

1.10 Successors and Assigns

      All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether expressed or not.

1.11 Benefits of Indenture

      Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent and the holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                    ARTICLE 2
                                 THE DEBENTURES

2.1 Limit of Debentures

      The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2 Terms of Debentures of any Series

      The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

      (a)   the  designation  of the  Debentures  of the series  (which need not
            include  the  term   "Debentures"),   which  shall  distinguish  the
            Debentures of the series from the Debentures of all other series;

      (b) any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 2.10, 3.2, 3.3 and 3.6);

      (c) the date or dates on which the principal of the Debentures of the series is payable;

      (d) the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

      (e) the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

      (f) the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

      (g) the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

      (h) if other than denominations of Cdn$1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

      (i) subject to the provisions of this Indenture, any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

      (j) any other events of default or covenants with respect to the Debentures of the series;

      (k) whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

      (l)   the form and terms of the Debentures of the series;

      (m) if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in
            Section 2.9 or 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Fully Registered Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof;

      (n)   if  other  than  Canadian  currency,   the  currency  in  which  the
            Debentures of the series are issuable; and

      (o) any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

      All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Directors, Officer's Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Directors, Officer's Certificate or in an indenture supplemental hereto.

2.3 Form of Debentures

      Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Directors (as set forth in a resolution of the Directors or to the extent established pursuant to, rather than set forth in, a resolution of the Directors, in an Officer's Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the director or officer of the Corporation executing such
Debentures,   as  conclusively  evidenced  by  his  or  her  execution  of  such
Debentures.

2.4 Form and Terms of Initial Debentures

      (a) The principal amount of Initial Debentures authorized for issuance is limited in the aggregate principal amount to Cdn$86,250,000 and shall be designated as "6.0% Convertible Unsecured Subordinated Debentures". An aggregate of Cdn$75,000,000 principal amount of Initial Debentures will be issued on the Acquisition Closing Date pursuant to the exchange of subscription receipts, each subscription receipt representing the right to receive Cdn$1,000 principal amount of Initial Debentures, and up to an aggregate of Cdn$11,250,000 principal amount of Initial Debentures may be issued pursuant to the over-allotment option granted by the Corporation to the Underwriters (as defined in the Subscription Receipt Agreement) of the Offering. The subscription receipts will be issued pursuant to the Subscription Receipt Agreement.

      (b) The maturity date (the "Maturity Date") for the Initial Debentures will be September 30, 2012. Holders of Initial Debentures will receive, on the third Business Day following the Maturity Date, an amount equal to the principal amount of the Initial Debentures, plus the accrued and unpaid interest thereon to, but excluding the Maturity Date. The Initial Debentures shall bear interest from and including the date of issue at the rate of 6.0% per annum, payable in equal semi-annual instalments, not in advance, on June 30 and December 31 in each year, the first such payment to fall due on
            December 31, 2007, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. The amount of interest (the "Initial Interest Amount") payable on the first Interest Payment Date of December 31, 2007 (the "Initial Interest Payment Date") will include an additional amount (the "Additional Interest Amount") equal to the amount of 0.016% of the principal amount of the Initial Debentures per day (which is equivalent to 6.0% per annum) from the Offering Closing Date until the date of issue of the Initial Debentures, unless the effective rate of interest comprising the Initial Interest Amount would infringe applicable legislation (in which case the actual Initial Interest Amount will include only such amount as will not infringe applicable legislation, and the amount payable on each subsequent Interest Payment Date will be increased by the maximum permissible amount, until the full Additional Interest Amount has been paid). For the avoidance of doubt, no portion of the Initial Interest Amount shall accrue before the date of issue of the Initial Debentures.

      (c) The Initial Debentures will be redeemable in accordance with the terms of Article 4 of the Indenture, provided that the Initial Debentures will not be redeemable on or before

            September 30, 2011. After September 30, 2011 and on or before the Maturity Date, the Initial Debentures may be redeemed in whole or in part from time to time at the option of the Corporation at a price equal to their Redemption Price on notice as provided for in Section
            4.3 of this Indenture provided that the Current Market Price on the date on which such notice of redemption is given is at least 125% of the Conversion Price (as stated in subsection 2.4(e) of this Indenture) in respect of the Initial Debentures and the Corporation shall have provided to the Debenture Trustee an Officer's Certificate confirming such Current Market Price. The Redemption
            Price for the Initial Debentures will be a price equal to their principal amount plus accrued and unpaid interest thereon. The Redemption Notice for the Initial Debentures shall be in the form of Schedule "B" to this Indenture.

      (d) The Initial Debentures will be subordinated to the Senior Indebtedness of the Corporation in accordance with the provisions of
            Article 5 to the Indenture. The Initial Debentures will rank pari passu with each other Debenture in accordance with Section 2.12 of this Indenture.

      (e) Upon and subject to the provisions and conditions of Article 6 of the Indenture, the holder of each Initial Debenture shall have the right at such holder's option, at any time prior to the close of business on the Maturity Date or, if called for redemption, prior to the close of business on the last Business Day immediately preceding the date specified by the Corporation for redemption of the Initial Debentures by notice to the holders of Initial Debentures in accordance with subsection 2.4(c) and Section 4.3 of this Indenture (the earlier of which will be the "Time of Expiry" for the purposes of Article 6 of this Indenture in respect of the Initial
            Debentures), to convert the whole or, in the case of an Initial Debenture of a denomination in excess of Cdn$1,000, any part which is Cdn$1,000 or an integral multiple thereof, of the principal amount of such Initial Debenture into fully paid, non-assessable and Freely Tradeable Common Shares at the Conversion Price in respect of the Initial Debentures in effect on the date (herein called the "Date of Conversion") on which it is so surrendered in accordance with the provisions of this Indenture. Holders converting their Initial Debentures shall become holders of record of Common Shares on the Business Day immediately after the Date of Conversion.
            Notwithstanding the foregoing, no Initial Debentures may be converted during the five Business Days preceding June 30 and December 31 each year.

            The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Initial Debentures shall be Cdn$2.45, representing a Conversion Rate of 408.1633 Common Shares. No adjustment will be made for dividends on Common Shares issuable upon conversion or for interest accrued on Initial Debentures surrendered for conversion, however, holders converting their Initial Debentures will receive a cash payment for interest that has accrued but not been paid from the most recently completed Interest Payment Date to, but excluding, the Date of Conversion. Holders converting their Initial Debentures on an Interest Payment Date will receive the respective interest payment. The Conversion Price applicable to the Common Shares, securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.5.

      (f)   Make Whole Amount

            (i) Subject to the provisions hereof, if a Change of Control occurs in which more than 10% of the consideration for the Common Shares in the transaction(s) constituting the Change of Control consists of (i) cash other than cash payments for fractional

                  Common Shares and cash payments made in respect of dissenter's appraisal rights, or (ii) equity securities or other property not listed on a recognized stock exchange, the Corporation will issue upon conversion the number of shares otherwise issuable in accordance with the applicable Conversion Rate plus, subject to the prior approval of any relevant stock exchange, a certain number of additional shares determined by reference to the table in subsection 2.4(f)(iii) (the "Additional Shares") on conversion to effect payment of a make whole amount (the "Make Whole Amount") to the holders of Initial Debentures who convert their Initial Debentures at any time during the period that is 10 Trading Days prior to the Change of Control Effective Date and ending on the date that is the Change of Control Purchase Date; provided that notwithstanding any other provisions hereof, such Additional Shares shall be issued solely in respect of a conversion of Initial Debentures hereunder.

            (ii) The number of Additional Shares per Cdn$1,000 principal amount of Initial Debentures constituting the Make Whole Amount shall be determined by reference to the table in subsection 2.4(f)(iii) and will be based on the Change of Control Effective Date and the price paid per Common Share in the transaction constituting the Change of Control (the "Share Price"). If holders of the Common Shares receive only cash in the transaction constituting the Change of Control, the Share Price shall be equal to the cash amount paid per Common Share; in all other cases, the Share Price shall be equal to the Current Market Price immediately preceding the applicable Change of Control Effective Date; provided, however, that if the Share Price or the applicable Change of Control Effective Date are not set forth in the table in subsection 2.4(f)(iii) then, in such event:

                  (I) if the actual Share Price on the Change of Control Effective Date is between two Share Price amounts on the table or the Change of Control Effective Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year;

                  (II) if the Share Price on the Change of Control Effective Date is in excess of Cdn$8.00 per Common Share (subject to adjustment as described in subsection 2.4(f)(v)), no Additional Shares shall be issued in respect of the Make Whole Amount; and

                  (III) if the Share  Price on the Change of  Control  Effective
                        Date is less than Cdn$1.81 per Common Share (subject to adjustment as described in subsection 2.4(f)(v)), no Make Whole Amount shall be paid.

            (iii) The  following  table sets forth the Share Price and number of
                  Additional   Shares   issuable  on  conversion  per  Cdn$1,000
                  principal amount of Convertible Debentures:

                   Make Whole Amount upon a Change of Control
        (Number of Additional Shares per Cdn$1,000 of Initial Debentures)
                 Share Price on Change of Control Effective Date

Change of Control    Cdn$1.81  Cdn$2.00  Cdn$2.50  Cdn$3.00  Cdn$3.50  Cdn$4.00  Cdn$4.50  Cdn$5.00  Cdn$6.00  Cdn$7.00  Cdn$8.00
 Effective Date
  July 17, 2007      144.322   115.770    73.210    52.917    41.361    33.684    28.025    23.600    17.028    12.362    8.899
  July 17, 2008      136.424   105.781    61.732    42.533    32.635    26.483    22.073    18.650    13.570     9.953    7.251
  July 17, 2009      130.589    96.813    49.789    31.137    22.884    18.401    15.360    13.023     9.555     7.081    5.227
  July 17, 2010      127.697    89.158    37.513    18.541    11.831     9.303     7.794     6.636     4.907     3.673    2.747
  July 17, 2011      131.078    84.609    24.919     5.761     0.000     0.000     0.000     0.000     0.000     0.000    0.000
  July 17, 2012      144.323    91.836     0.000     0.000     0.000     0.000     0.000     0.000     0.000     0.000    0.000

            (iv) Notwithstanding the foregoing, in no event will the total number of Common Shares issuable upon conversion exceed
                  552.523 per Cdn$1,000 principal amount of Initial Debentures, subject to adjustment in the same manner as the Conversion Price as set forth in Section 6.5 except that such adjustment shall be the inverse of the adjustment made to the Conversion Price.

            (v) The Share Prices set forth in the first row of the table in subsection 2.4(f)(iii) will be adjusted as of any date on which the Conversion Price of the Initial Debentures is adjusted pursuant to Section 6.5. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Price immediately subsequent to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Price immediately prior to the adjustment. The number of Additional Shares will be adjusted in the same manner as the Conversion Price pursuant to Section 6.5, except that such adjustment shall be the inverse of the adjustment made to the Conversion Price.

            (vi) For the avoidance of doubt, the Corporation shall not be obliged to pay the Make Whole Amount otherwise than by the issuance of Additional Shares upon conversion. By delivering the number of Common Shares issuable on conversion to the Debenture Trustee, the Corporation shall be deemed to have satisfied its obligation to pay the principal amount of the Initial Debentures so converted.

      (g) Notwithstanding the foregoing, it will not constitute a Change of Control if at least 90% of the consideration for the Common Shares (excluding cash payments for fractional Common Shares and cash payments made in respect of dissenters' appraisal rights) in the transaction(s) constituting the Change of Control consists of common shares traded on the Toronto Stock Exchange, or a U.S. national securities exchange, or which will be so traded when issued or exchanged in connection with the Change of Control, and as a result of such transaction(s) the Debentures become convertible solely into such shares; provided, however, that if prior to the date that is five years plus one day from the last date of original issuance of the Initial Debentures, holders of Initial Debentures would otherwise be entitled to receive, upon conversion of the Initial Debentures, any ineligible consideration, such holders shall not be entitled to receive such ineligible consideration but the Corporation or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Corporation or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(l)(b)(vii)(E) of the Tax Act with a market value equal to the market value of such ineligible consideration.

      (h) On redemption or on maturity of the Initial Debentures, the Corporation may, at its option and subject to the provisions of Sections 4.6 and 4.10 of the Indenture as applicable, and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the principal amount of the Initial Debentures by issuing and delivering to the holders of Initial Debentures fully paid, non-assessable and Freely Tradeable Common Shares. If the Corporation elects to exercise such option, it shall deliver a maturity notice (the "Maturity Notice") to the holders of the Initial Debentures in the form of Schedule "C". Notwithstanding the foregoing, the Corporation may not issue Common Shares to satisfy its interest payment obligations on the Maturity Date.

      (i) The Initial Debentures shall be issued in denominations of Cdn$1,000 and integral multiples of Cdn$1,000 and the Debenture Trustee is hereby appointed as registrar and transfer agent for the Initial Debentures. Each Initial Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule "A" to this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the director or officer of the Corporation executing such Initial Debenture in accordance with Section 2.7 of the Indenture, as conclusively evidenced by his or her execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Directors or as specified in an Officer's Certificate. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

            The Initial Debentures shall be issued as Global Debentures and the Depository for the Initial Debentures shall be CDS Clearing and Depository Services Inc. The Global Debentures shall be registered in the name of the Depository (or any nominee of the Depository). No beneficial holder will receive definitive certificates representing their interest in Initial Debentures except as provided in Section
            3.2 of the  Indenture.  A  Global  Debenture  may be  exchanged  for
            Initial Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or nominee thereof as provided in Section 3.2 of the Indenture.

      (j) Upon and subject to the provisions and conditions of Article 10 of the Indenture, the Corporation may elect, from time to time, to satisfy all or any part of the Interest Obligation on the Initial Debentures on any Interest Payment Date (other than interest payment obligations on the Maturity Date) by delivering Common Shares to the Debenture Trustee.

      (k)   Change of Control:

            (i) If a Change of Control occurs prior to the Maturity Date (subject to the provisions of subsection 6.5(d)), the Corporation shall, subject to its rights in the event of a Public Acquiror Change of Control and its obligation to issue Additional Shares on conversion to effect payment of a Make Whole Amount in the circumstances described in subsection 2.4(f)(i), offer (the "Change of Control Purchase Offer") to purchase all of the outstanding Initial Debentures at the Change of Control Purchase Price on the date that is 30 Business Days after the date of the Change of

                  Control Corporation Notice provided pursuant to subsection 2.4(k)(ii) (the "Change of Control Purchase Date").

            (ii) On or before the 10th day after the Corporation knows of the occurrence of a Change of Control, the Corporation shall mail a written notice of the Change of Control setting out the terms of the Change of Control Purchase Offer to the Debenture Trustee and to each Debentureholder (and to beneficial owners as required by applicable law) (the "Change of Control Corporation Notice"). The Change of Control Corporation Notice shall include the form of a Change of Control Purchase Notice (as defined in subsection 2.4(k)(iii)) to be completed by the Debentureholder and shall state:

                  (I)   the events causing such Change of Control;

                  (II)  the Change of Control Effective Date;

                  (III) the last date by which the  Change of  Control  Purchase
                        Notice must be delivered to accept the Change of Control Purchase Offer pursuant to this subsection 2.4(k);

                  (IV)  the Change of Control Purchase Date;

                  (V)   the Change of Control Purchase Price;

                  (VI) the Debentureholder's right to accept the Change of Control Purchase Offer;

                  (VII) the name and address of the Debenture Trustee;

                 (VIII) the then effective Conversion Price and any adjustments to the Conversion Price resulting from such Change of Control;

                  (IX) the procedures that the Debentureholder must follow to exercise rights under Article 6 and that Initial Debentures as to which a Change of Control Purchase Notice has been given may be converted into Common Shares pursuant to Article 6 of this Indenture only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (X) the procedures that the Debentureholder must follow to accept the Change of Control Purchase Offer;

                  (XI) the procedures for withdrawing a Change of Control Purchase Notice;

                  (XII) that, unless the Corporation fails to pay such Change of
                        Control Purchase Price, Initial Debentures covered by any Change of Control Purchase Notice will cease to be outstanding and interest will cease to accrue on and after the Change of Control Purchase Date; and

                 (XIII) the CUSIP number of the Initial Debentures.

                  At the Corporation's request, the Debenture Trustee shall give such Change of Control Corporation Notice in the Corporation's name and at the Corporation's expense; provided, that, in all cases, the text of such Change of Control Corporation Notice shall be prepared by the Corporation.

            (iii) A  Debentureholder  may exercise its rights  specified in this subsection 2.4(k) upon delivery of a written notice (which shall be in substantially the form attached as Schedule "D" under the heading "Change of Control Purchase Notice" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a "Change of Control Purchase Notice") to the Corporation or the Debenture Trustee not less than five Business Days prior to the Change of Control Purchase Date, subject to extension to comply with applicable law.

                  (I) The Change of Control Purchase Notice shall state: (A) the certificate number (if such Initial Debenture is held other than in global form) of the Initial Debenture which the Debentureholder will deliver to be purchased,
                        (B) the portion of the principal amount of the Initial Debenture which the Debentureholder will deliver to be purchased and (C) that such Initial Debenture shall be purchased as of the Change of Control Purchase Date pursuant to the Change of Control Purchase Offer.

                  (II) The delivery of an Initial Debenture for which a Change of Control Purchase Notice has been timely delivered to and actually received by the Debenture Trustee and not validly withdrawn prior to the Change of Control Purchase Date (together with all necessary endorsements) at the office of such Debenture Trustee shall be a condition to the receipt by the Debentureholder of the Change of Control Purchase Price therefor.

                  (III) The Corporation  shall only offer to purchase,  pursuant to this subsection 2.4(k), a portion of an Initial Debenture if the principal amount of such portion is Cdn$1,000 or an integral multiple of Cdn$1,000 (provisions of this Indenture that apply to the purchase of all of an Initial Debenture also apply to the purchase of such portion of such Initial Debenture).

                  (IV) Notwithstanding anything herein to the contrary, any Debentureholder delivering to the Debenture Trustee the Change of Control Purchase Notice contemplated by this subsection 2.4(k)(iii) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of Cdn$1,000 or in an integral multiple thereof at any time prior to the close of business on the fifth Business Day immediately preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Debenture Trustee in accordance with subsection 2.4(l)(ii).

                  (V)   The  Debenture   Trustee  shall   promptly   notify  the
                        Corporation of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

            (iv) Anything herein to the contrary notwithstanding, in the case of Global Debentures, any Change of Control Purchase Notice may be delivered or withdrawn and such Initial Debentures may be surrendered or delivered for purchase in accordance with the Applicable Procedures in effect from time to time.

            (v) If 90% or more in aggregate principal amount of the Initial Debentures outstanding on the date of the giving of the Change of Control Corporation Notice have been tendered for purchase on the Change of Control Purchase Date, the Corporation will have the right to redeem all the remaining Initial Debentures on such date at the Change of Control Purchase Price. Notice of such redemption must be given by the Corporation to the Debenture Trustee prior to the Change of Control Purchase Date, and as soon as possible thereafter, by the Debenture Trustee to the holders of the Initial Debentures not tendered for purchase.

            (vi) If a Change of Control also constitutes a Public Acquiror Change of Control, instead of making a Change of Control Purchase Offer for the Change of Control Purchase Price, and instead of issuing Additional Shares, if applicable, on conversion to effect payment of a Make Whole Amount, the Corporation may elect to adjust the Conversion Price and related conversion obligation such that, from and after the Change of Control Effective Date of the Public Acquiror Change of Control, the Initial Debentures will be convertible into Public Acquiror Shares provided, however, that if prior to the date that is five years plus one day from the last date of original issuance of each of the Initial Debentures, Debentureholders would otherwise be entitled to receive, upon conversion of any Initial Debentures, any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act ("ineligible consideration"), such holders shall not be entitled to receive such ineligible consideration but the Corporation, or its successor or acquiror, as the case may be, shall have the right (at the sole option of the
                  Corporation, or its successor or acquiror, as the case may be,) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act with a market value equal to the market value of such ineligible consideration.

                  In the event that the Corporation makes an election subject to subsection 2.4(k)(vi) hereof, the Corporation shall not be required to make a Change of Control Purchase Offer and the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately before the Public Acquiror Change of Control by the following fraction:

                  (I) the numerator of which will be the volume-weighted average of the trading prices of the Public Acquiror Shares for the five consecutive Trading Days prior to, or if the Public Acquiror Shares do not trade until after the Change of Control Effective Date of such Public Acquiror Change of Control, the five consecutive Trading Days subsequent to, but excluding the Change of Control Effective Date of such Public Acquiror Change of Control; and

                  (II) the denominator of which will be (1) in the case of a merger, consolidation, amalgamation, arrangement or binding share exchange pursuant to which Common Shares are converted into cash, securities or other property, the value of all cash and any other consideration, as determined by the Directors, payable per Common Share, or (2) in the case of any other Public

                        Acquiror Change of Control, the volume-weighted average of the trading prices of the Common Shares for the five consecutive Trading Days immediately prior to, but excluding the Change of Control Effective Date of such Public Acquiror Change of Control.

                  Not later than 10 Trading Days prior to the expected Change of Control Effective Date of a Public Acquiror Change of Control, the Corporation shall provide to all Debentureholders and the Debenture Trustee a notification (a "Public Acquisition Notice") stating whether the Corporation shall:

                  (I) elect to adjust the Conversion Price and related conversion obligation under subsection 2.4(k)(vi), in which case the Corporation will not be required to make a Change of Control Purchase Offer or mail a Change of Control Corporation Notice, or

                  (II) not elect to adjust the Conversion Price and related conversion obligation under subsection 2.4(k)(vi), in which case the Corporation will be required to make a Change of Control Purchase Offer.

            (vii) The  Corporation  shall  deposit  cash at the  time and in the manner as provided in subsection 2.4(m), sufficient to pay the aggregate Change of Control Purchase Price of all Initial Debentures to be purchased pursuant to this subsection 2.4(k).

      (l)   Effect of Change of Control Purchase Notice:

            (i) Upon receipt by the Debenture Trustee of a properly completed Change of Control Purchase Notice from a Debentureholder, the Debentureholder of the Initial Debenture in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in subsection 2.4(l)(ii)) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Initial Debenture, subject to the occurrence of the Change of Control Effective Date. Such Change of Control Purchase Price shall be paid to such Debentureholder promptly following the later of (1) the Change of Control Purchase Date (provided that the conditions in subsection 2.4(k) have been satisfied) and (2) the time of delivery of such Initial
                  Debenture to and actual receipt thereof by the Debenture Trustee in the manner required by subsection 2.4(k)(iii).
                  Initial Debentures in respect of which a Change of Control Purchase Notice has been given by the Debentureholder thereof may not be converted into Common Shares pursuant to Article 6 on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn in accordance with subsection 2.4(l)(ii)) with respect to the Initial Debentures to be converted.

            (ii) A Change of Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form) of withdrawal delivered by the Debentureholder to the Debenture Trustee at any time prior to the close of business on the fifth Business Day immediately preceding the Change of Control Purchase Date, specifying (1) the principal amount of the Initial Debenture or portion thereof (which must be a principal amount of Cdn$1,000 or an integral multiple of Cdn$1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Debentures have been issued, the certificate number of the Initial Debenture being withdrawn in whole or in part, and (3) the portion of the principal amount of the Initial Debenture that will remain subject to the Change of Control Purchase Notice, which portion must be a principal amount of Cdn$1,000 or an integral multiple thereof.

      (m)   Deposit of Change of Control Purchase Price:

            (i) At or before 11:00 a.m. Toronto time on the Business Day preceding the applicable Change of Control Purchase Date, the Corporation shall deposit with the Debenture Trustee an amount of money (in immediately available funds), sufficient to pay the aggregate Change of Control Purchase Price of all the Initial Debentures or portions thereof that are to be purchased as of the Change of Control Purchase Date.

            (ii) If the Debenture Trustee holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Initial Debenture for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Purchase Date, such Initial Debenture will cease to be outstanding, whether or not the Initial Debenture is delivered to the Debenture Trustee, and interest shall cease to accrue, and the rights of the Debentureholder in respect of the Initial Debenture shall terminate (other than the right to receive the Change of Control Purchase Price as aforesaid). The Corporation shall publicly announce the principal amount of Initial Debentures purchased on or as soon as practicable after the Change of Control Purchase Date.

            (iii) The Debenture  Trustee will promptly  return to the respective
                  Debentureholders thereof any Initial Debentures with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture.

            (iv) If a Change of Control Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Initial Debentures payable on such Interest Payment Date will instead be payable on such Interest Payment Date to the Debentureholders in whose names the Initial Debentures are registered at the close of business on such Regular Record Date.

      (n) To the extent that the aggregate amount of cash deposited by the Corporation pursuant to subsection 2.4(m) exceeds the aggregate Change of Control Purchase Price of the Initial Debentures that the Corporation is obligated to purchase, then promptly after the Change of Control Purchase Date the Debenture Trustee shall return any such excess cash to the Corporation.

      (o)   Redemption for Withholding Tax Reasons:

            (i) The Corporation may at any time, in accordance with the procedure described at Article 4 of this Indenture, redeem in whole but not in part the outstanding Initial Debentures at a redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the date of redemption but without reduction for applicable Canadian Taxes (except in respect of Excluded Holders and other than Excluded Taxes) if it has become or would become obligated on or before the next Interest Payment Date to pay any Additional Amounts in respect of the Initial Debentures as a result of any change from the date hereof in any laws or regulations of Canada or any political subdivision or taxing authority thereof (including any proposed amendment thereto), or any change from the date hereof in any interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including any such change resulting from the enactment of any legislation or the publication of any judicial decision or regulatory or administrative determination) of Canada or any political subdivision or taxing authority thereof; provided however that the Corporation cannot avoid the obligation to pay the Additional Amounts by taking reasonable measures available to it and that the Corporation delivers to the Debenture Trustee an opinion of legal counsel specializing in Canadian federal income taxation confirming that such change results in an obligation to pay the Additional Amounts. Subject to satisfaction of certain conditions, the Corporation may elect to satisfy its obligation to pay the redemption price, in whole or in part, by delivering Common Shares as further described in Section
                  4.6 of this Indenture.

            (ii) Upon receiving such notice of redemption, each holder who does not wish to have the Corporation redeem its Initial Debentures will have the right to elect to:

                  (I)   convert  its  Initial   Debentures  in  accordance  with
                        Article 6 of this Indenture; or

                  (II) not have its Initial Debentures redeemed, provided that no Additional Amounts will be payable on any payment of interest or principal with respect to the Initial Debentures after such redemption date. All future payments will be subject to the deduction or withholding of any tax required by law to be deducted or withheld.

            (iii) Where no  election  is made,  the holder will have its Initial
                  Debentures redeemed without any further action. If a holder does not elect to convert its Initial Debentures but wishes to elect not to have its Initial Debentures redeemed, such holder must deliver to the Debenture Trustee a written notice of election as set out in Schedule "E" or any other form of written notice substantially similar to such notice of election, in each case duly dated and signed, so as to be received by the Debenture Trustee no later than the close of business on a Business Day at least five Business Days prior to the redemption date. A holder may withdraw any notice of election by delivering to the Debenture Trustee a written notice of withdrawal prior to the close of business on the Business Day prior to the redemption date.

2.5 Certification and Delivery of Additional Debentures

      The Corporation may from time to time request the Debenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Debenture Trustee the documents referred to below in this Section 2.5 whereupon the Debenture Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Debentures, the Debenture Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

      (a) an Officer's Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

      (b) a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

            (i) such Written Direction of the Corporation may be delivered by the Corporation to the Debenture Trustee prior to the delivery to the Debenture Trustee of such Additional Debentures of such series for certification and delivery;

            (ii) the Debenture Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation;

            (iii) the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

            (iv) if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

      (c) an opinion of Counsel, in form and substance satisfactory to the Debenture Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

      (d) an Officer's Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 15.6 and the requirements of the CBCA), have been complied with subject to the delivery of any documents or instruments specified in such Officer's Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.6 Issue of Global Debentures

      (a) The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Debenture Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute and the Debenture Trustee shall certify and deliver one or more Global Debentures that shall:

            (i) represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

            (ii) be delivered by the Debenture Trustee to such Depository or pursuant to such Depository's instructions; and

            (iii) bear a legend substantially to the following effect:

            "This Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Trust Indenture dated as of the [30th] day of July, 2007 between Zarlink Semiconductor Inc. and Computershare Trust Company of Canada (the "Indenture"). Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture."

      (b) Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7 Execution of Debentures

      All Debentures shall be signed (either manually or by facsimile signature) by any one authorized director or officer of the Corporation, holding office at the time of signing. A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture as a director or officer of the Corporation, may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.8 Certification

      No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

      The certificate of the Debenture Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Debenture Trustee signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Debenture Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

2.9 Interim Debentures or Certificates

      Pending the delivery of definitive Debentures of any series to the Debenture Trustee, the Corporation may issue and the Debenture Trustee may
certify  in  lieu  thereof  interim   Debentures  in  such
forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Debenture Trustee may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Debenture Trustee and thereupon the Debenture Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation or the Corporation, on behalf of the Corporation, and the Debenture Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Debenture Trustee, the Debenture Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Debenture Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.10 Mutilation, Loss, Theft or Destruction

      In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Debenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish a surety bond and an indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.11 Concerning Interest

      (a) All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to but excluding the next Interest Payment Date.

      (b) Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a year of 365 days. Subject to subsection 2.4(b) in respect of the method for calculating the Initial Interest Amount to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12 Debentures to Rank Pari Passu

      The Debentures will be direct unsecured obligations of the Corporation. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Corporation (other than Senior Indebtedness) except for sinking fund provisions (if any) applicable to different series of Debentures or other similar types of obligations of the Corporation.

2.13 Payments of Amounts Due on Maturity

      Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.10, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Debenture Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 11:00 a.m., (Toronto time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Debenture Trustee by electronic funds transfer (or otherwise provide immediately available funds) for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted). The Debenture Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at the principal office of the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

2.14 Payment of Interest

      The following provisions shall apply to Debentures, except as otherwise provided in subsection 2.4(b) or specified in a resolution of the Directors, an Officer's Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

      (a) As interest becomes due on each Debenture (except at maturity, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder's last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three Business Days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Debenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax other than withholding tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation or the Debenture Trustee will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above.

      (b) Notwithstanding subsection 2.14(a), if a series of Debentures is represented by a Global Debenture, then all payments of interest on the Global Debenture shall be made by electronic funds transfer to the Depository or its nominee for subsequent payment to Beneficial Holders of interests in that Global Debenture, unless the Corporation and the Depository otherwise agree. None of the Corporation, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.15 Withholding Tax

      The Corporation may be required to deduct and withhold an amount on account of Canadian Taxes, in respect of any payment to be made on or in connection with the Debentures. If the Corporation is required to withhold or deduct any amount on account of Canadian Taxes, the Corporation will make such withholding or deduction and pay as additional interest the additional amounts ("Additional Amounts") necessary so that the net amount received by each holder of Debentures, after all applicable withholdings or deductions have been made (including with respect to Additional Amounts), will not be less than the amount the holder would have received if the Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of former holder of Debentures (an "Excluded Holder") in respect of the beneficial owner thereof:

      (a) with which the Corporation does not deal at arm's length (within the meaning of the Tax Act) at the time of making such payment;

      (b) that is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirements which applies generally to holders of Debentures who are not residents of Canada, at least 60 days prior to the effective date of any imposition or change, the Corporation shall give written notice, in the manner provided herein, to the Debenture Trustee and the holders of the Debentures then outstanding of such imposition or change, as the case may be, and provide the Debenture Trustee and such holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirements); or

      (c) that is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Debentures or the receipt of payment, or exercise of any enforcement rights thereunder;

and no Additional Amounts will be payable with respect to any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge (the "Excluded Taxes").

      The Corporation will remit the amount it withholds or deducts to the relevant authority. Additional Amounts will be paid in cash semi-annually, at maturity, on any Redemption Date, on a Date of Conversion or on any purchase date. With respect to references in this Indenture to the payment of principal or interest on any Debenture, such references shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

      The Corporation will furnish to the Debenture Trustee, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made. The Corporation will indemnify and hold harmless each holder of Debentures (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request reimburse each such holder for the amount of (i) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Debentures, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and
(iii) any Canadian Taxes levied or imposed and paid by such holder with respect to any reimbursement under (i) and(ii) above, but excluding any Excluded Taxes.

      The Debenture Trustee shall have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Debenture Trustee shall at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Debenture Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes as required by the Tax Act or otherwise failing to comply with the Tax Act. This indemnification shall survive the resignation or removal of the Debenture Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

2.16 Unconditional Right of Holders to Receive Payment

      Notwithstanding any other provision of this Indenture, the right of any Debentureholder to receive payment of principal of or interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Debentureholder.

                                    ARTICLE 3
                 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1 Fully Registered Debentures

      (a) With respect to each series of Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Debenture Trustee in Toronto, Ontario and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Debenture Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures. Such registration shall be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

      (b) No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in subsection 3.1(a) by the registered holder or such holder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Trustee or other registrar.

3.2 Global Debentures

      (a) With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto, Ontario and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Debenture Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

      (b) Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Directors, an Officer's Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

            (i) Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

            (ii) Global Debentures may be transferred at any time after (i) the Depository for such Global Debentures or the Corporation has
                  notified  the  Debenture   Trustee  that  the

                  Depository is unwilling or unable to continue as Depository for such Global Debentures, or (ii) the Depository ceases to be eligible to be a Depository under subsection 2.6(b), provided in each case that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Debentures;

            (iii) Global  Debentures  may be  transferred  at any time after the
                  Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

            (iv) Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders representing, in the aggregate, more than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the
                  Depository Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to
                  Section 8.3;

            (v) Global Debentures may be transferred if required by applicable law; or

            (vi) Global Debentures may be transferred if the book-entry only registration system ceases to exist.

      (c) With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to subsection 3.2(b):

            (i) the Corporation and the Debenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

            (ii) the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

            (iii) the  Depository  will  make  book  entry  transfers  among the
                  Depository Participants; and

            (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Debenture Trustee.

      (d) Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Debenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in subsection 3.2(b) with respect to a series of Debentures issued hereunder, the Debenture Trustee shall notify all applicable Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

3.3 Transferee Entitled to Registration

      The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4 No Notice of Trusts

      Neither the Corporation nor the Debenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5 Registers Open for Inspection

      The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Corporation, the Debenture Trustee or any Debentureholder. Every registrar, including the Debenture Trustee, shall from time to time when requested so to do by the Corporation or by the Debenture Trustee, in writing, furnish the Corporation or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6 Exchanges of Debentures

      (a) Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

      (b) In respect of exchanges of Debentures permitted by subsection 3.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in Toronto, Ontario or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Debenture Trustee. Any Debentures tendered for exchange shall be surrendered to the Debenture Trustee. The Corporation shall execute and the Debenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

      (c) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7 Closing of Registers

      (a) Neither the Corporation nor the Debenture Trustee nor any registrar shall be required to:

            (i) make transfers or exchanges of, or convert, any Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

            (ii) make transfers or exchanges of any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

            (iii) make transfers or exchanges of any Debentures  which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

      (b) Subject to any restriction herein provided, the Corporation with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Toronto, Ontario, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.8 Charges for Registration, Transfer and Exchange

      For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Debenture Trustee and the Corporation), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

      (a) for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

      (b) for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

      (c)   for any exchange of a Global  Debenture as  contemplated  in Section
            3.2;

      (d)   for  any  exchange  of  any  Debenture   resulting  from  a  partial
            redemption under Section 4.2;

      (e)   for  any  exchange  of  any  Debenture   resulting  from  a  partial
            conversion under subsection 6.4(d); or

      (f) for any exchange of any Debenture resulting from a partial purchase under subsection 2.4(k).

3.9 Ownership of Debentures

      (a) Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

      (b) The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Debenture Trustee for the same and neither the Corporation nor the Debenture Trustee shall be bound to inquire into the title of any such registered holder.

      (c) Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Debenture Trustee, any registrar and to the Corporation.

      (d) In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Debenture Trustee and any registrar and to the Corporation.

                                    ARTICLE 4
                      REDEMPTION AND PURCHASE OF DEBENTURES

4.1 Applicability of Article

      Subject to regulatory approval, the Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before maturity, either by payment of money, by issuance of fully paid, non-assessable and Freely Tradeable Common Shares as provided in Section 4.6 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officer's Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

      Subject to regulatory approval, the Corporation shall also have the right at its option to repay, either in whole or in part, on maturity, either by payment of money in accordance with Section 2.13, by issuance of fully paid, non-assessable and Freely Tradeable Common Shares as provided in Section 4.10 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so repayable on maturity (subject however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debenture and shall have been expressed in this Indenture, in the Debentures, in an Officer's Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

4.2 Partial Redemption

      If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Freely Tradeable Common Shares pursuant to
Section 4.6, the Debentures to be so redeemed shall be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of Cdn$1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Debenture Trustee deems equitable, subject to the approval of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is Cdn$1,000 or a multiple thereof. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Corporation shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder's order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms "Debenture" or "Debentures" as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3 Notice of Redemption

      Notice of redemption (the "Redemption Notice") of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor, subject to subsection 4.6(b), less than 30 days prior to the date fixed for redemption (the "Redemption Date") in the manner provided in Section
14.2. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the address of the principal office of the Debenture Trustee to which the Debentures are to be tendered for payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

      (a) the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

      (b) in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

      (c) in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Corporation; and

      (d) in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

      In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4 Debentures Due on Redemption Dates

      Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Common Shares to be issued to redeem, such Debentures shall have been deposited as provided in
Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

4.5 Deposit of Redemption Monies or Common Shares

      Redemption of Debentures shall be provided for by the Corporation depositing with the Debenture Trustee, on or before 11:00 a.m. Toronto Time on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, or certificates representing such Common Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Debenture Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) and the Additional Amounts (if any) to which they are respectively entitled on redemption.

4.6 Right to Pay Redemption Price in Common Shares

      (a) Subject to the other provisions of this Section 4.6 and applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to holders on the Redemption Date that number of Freely Tradeable Common Shares obtained by dividing the Redemption Price by 95% of the then Current Market Price of the Common Shares on the Redemption Date (the "Common Share Redemption Right").

      (b) The Corporation shall exercise the Common Share Redemption Right by so specifying in the Redemption Notice which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Redemption Date. The Redemption Notice shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Redemption Right.

      (c) The Corporation's right to exercise the Common Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

            (i) the issuance of the Common Shares on the exercise of the Common Share Redemption Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradeable Common Shares and fully paid and non-assessable;

            (ii) the listing of such additional Common Shares on each stock exchange on which the Common Shares are then listed;

            (iii) the Corporation  being a reporting  issuer in good standing or equivalent under Applicable Securities Legislation where the distribution of such Freely Tradeable Common Shares occurs;

            (iv)  no Event of Default shall have occurred and be continuing;

            (v) the receipt by the Debenture Trustee of an Officer's Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each Cdn$1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Redemption Date; and

            (vi) the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition
                  (iii) need not be expressed with respect to a province of Canada or in the United States if certificates are not issued in those jurisdictions.

            If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation shall pay the Redemption Price in cash in accordance with Section 4.5 unless the Debentureholder waives the conditions which are not satisfied.

      (d) In the event that the Corporation duly exercises its Common Share Redemption Right, the Corporation shall at or before 11:00 a.m. (Toronto time) on the Redemption Date, deliver to the Debenture Trustee, for delivery to and on account of the holders, upon the due presentation and surrender of the Debentures, the Common Shares to which such holders are entitled.

      (e) No fractional Common Shares shall be delivered upon the exercise of the Common Share Redemption Right but, in lieu thereof, the Corporation shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in subsection 4.6(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date (less any tax required by law to be deducted, if any).

      (f) A holder of Debentures shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Common Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

      (g) The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation's Common Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Freely Tradeable Common Shares will be issued pursuant to exercise of the Common Share Redemption Right, such number of Freely Tradeable Common Shares as shall be issuable in such event. All Freely Tradeable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

      (h) The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Redemption Right and shall cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

      (i) The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province or territory thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

      (j) Interest accrued and unpaid on the Debentures on the Redemption Date will be paid to holders of Debentures, in cash, in the manner contemplated in Section 4.5 subject to the ability of the Corporation to issue Common Shares as provided in Article 10.

4.7 Failure to Surrender Debentures Called for Redemption

      In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date so to surrender such holder's Debenture, or shall not within such time accept payment of the redemption monies payable, or take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust, or such certificates may be held in trust without interest, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Common Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery up of such holder's Debenture of the

Redemption Price, as the case may be, of such Debenture plus any accrued but unpaid interest thereon to but excluding the Redemption Date. In the event that any money, or certificates for Common Shares, required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies or certificates for Common Shares, together with any accumulated interest thereon or any dividends paid thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Corporation on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any limitation period provided by the laws of Ontario. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the Redemption Date to the Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after the Redemption Date, the Corporation shall reimburse the Debenture Trustee for any amounts required to be paid by the Debenture Trustee to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Corporation but prior to six years after the redemption.

4.8 Cancellation of Debentures Redeemed

      Subject to the provisions of Sections 4.2 and 4.9 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this
Article 4 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.9 Purchase of Debentures by the Corporation

      Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price; provided, however, that if an Event of Default has occurred and is continuing, the Corporation and its affiliates will not have the right to purchase Debentures by private contract. All Debentures so purchased may, at the option of the Corporation, be delivered to the Debenture Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

      If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Debenture Trustee on a pro rata basis or in such other manner consented to by the Toronto Stock Exchange which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased.

4.10 Right to Repay Principal Amount in Common Shares

      (a) Subject to the other provisions of this Section 4.10 and to applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying all or any portion of the principal amount of the Debentures outstanding in money, elect to satisfy its obligation to repay all or any portion of the principal amount of the Debentures outstanding by issuing and delivering to holders on the Maturity Date that number of Freely Tradeable Common Shares obtained by dividing the principal amount of the Debentures by 95% of the Current Market Price of the Common Shares (the "Common Share Repayment Right") on the Maturity Date.

      (b) The Corporation shall exercise the Common Share Repayment Right by so specifying in the Maturity Notice, which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Maturity Date.

      (c) The Corporation's right to exercise the Common Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

            (i) the issuance of the Common Shares on the exercise of the Common Share Repayment Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as fully paid and non-assessable Freely Tradeable Common Shares;

            (ii) the listing of such additional Common Shares on each stock exchange on which the Common Shares are then listed;

            (iii) the  Corporation  being a  reporting  issuer in good  standing under Applicable Securities Legislation where the distribution of such Freely Tradeable Common Shares occurs;

            (iv)  no Event of Default shall have occurred and be continuing;

            (v) the receipt by the Debenture Trustee of an Officer's Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each Cdn$1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Maturity Date; and

            (vi) the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to a province of Canada or in the United States if certificates are not issued in those jurisdictions.

            If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Maturity Date, the Corporation shall pay the principal amount of the

            Debentures outstanding in cash in accordance with Section 2.13, unless the Debentureholder waives the conditions which are not satisfied.

      (d) In the event that the Corporation duly exercises its Common Share Repayment Right, the Corporation shall at or before 11:00 a.m. (Toronto time) on the Maturity Date, deliver to the Debenture Trustee, for delivery to and on account of the holders, upon the due presentation and surrender of the Debentures, the Freely Tradeable Common Shares to which such holders are entitled. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Common Share Repayment Right. Every such deposit shall be irrevocable. From the certificates so deposited in addition to amounts payable by the Debenture Trustee pursuant to Section 2.13, the Debenture Trustee shall pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of and premium (if any) on the Debentures to which they are respectively entitled on maturity and deliver to such holders the certificates to which such holders are entitled. The delivery of such certificates to the Debenture Trustee will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any certificates sold to pay applicable taxes in accordance with this Section 4.10) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the certificates so delivered, the certificate(s) to which it is entitled.

      (e) No fractional Freely Tradeable Common Shares shall be delivered upon the exercise of the Common Share Repayment Right but, in lieu thereof, the Corporation shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in subsection 4.10(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Maturity Date (less any tax required by law to be deducted, if any).

      (f) A holder shall be treated as the shareholder of record of the Freely Tradeable Common Shares issued on due exercise by the Corporation of its Common Share Repayment Right effective immediately after the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

      (g) The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Common Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to exercise of the Common Share Repayment Right, such number of Freely Tradeable Common Shares as shall be issuable in such event. All Freely Tradeable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

      (h) The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Repayment Right and shall cause to be listed and posted for trading such Freely Tradeable Common Shares on each stock exchange on which the Common Shares are then listed.

      (i) The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province or territory thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

      (j) Interest accrued and unpaid on the Debentures on the Maturity Date will be paid to holders of Debentures, in cash, in the manner contemplated in Section 2.14, subject to the ability of the Corporation to issue Common Shares as provided in Article 10.

                                    ARTICLE 5
                           SUBORDINATION OF DEBENTURES

5.1 Applicability of Article

      The indebtedness, liabilities and obligations evidenced by any Debentures issued hereunder of any series which by their terms are subordinate, including on account of principal interest or otherwise, but excluding the issuance of Common Shares or other securities in accordance with Article 6, any redemption pursuant to Article 4, or at maturity pursuant to Article 4 (collectively, the "Debenture Liabilities"), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5, to the prior indefeasible payment in full in cash, of all Senior Indebtedness of the Corporation and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5.

5.2 Order of Payment

      Upon any distribution of the assets of the Corporation on any dissolution, winding up, total liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings, or upon an "assignment for the benefit of creditors" or any other marshalling of the assets and liabilities of the Corporation, or otherwise):

      (a) all Senior Indebtedness shall first be paid indefeasibly in full, or provision made for such payment, in cash before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures;

      (b) any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 5 shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

      (c) the Senior Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Corporation assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Debenture Trustee or any requirement to account to the Debenture Trustee or the Debentureholders.

      The rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by:

            (i) the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

            (ii)  the   time  or  order  of  the   attachment,   perfection   or
                  crystallization of any security constituted by the Senior Security;

            (iii) the  taking  of any  collection,  enforcement  or  realization proceedings pursuant to the Senior Security;

            (iv) the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or other Trustee or any of them to any money or property of the Corporation;

            (v) the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

            (vi) whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

            (vii) the date of  giving  or  failing  to give  notice to or making demand upon the Corporation; or

           (viii) any other matter whatsoever.

All payments to holders of Senior Indebtedness pursuant to this Section 5.2 shall be paid first to holders of Senior Indebtedness consisting of debt for monies borrowed (and excluding indebtedness to trade creditors), and then shall be paid to holders of all other Senior Indebtedness.

5.3 Subrogation to Rights of Holders of Senior Indebtedness

      Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

      The Debenture Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to the Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

5.4 Obligation to Pay Not Impaired

      Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

5.5 No Payment if Senior Indebtedness in Default

      Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as provided in Section 5.8, all principal of (and premium, if any) and interest on and other amounts in respect of all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of principal of or interest on the Debentures.

      In case of default with respect to any Senior Indebtedness, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation with respect to the principal of or interest on the Debentures and neither the Debenture Trustee nor the holders of Debentures shall be entitled to demand, accelerate, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default (except as provided in Section 5.8), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; provided, however, that the foregoing shall in no way prohibit, restrict or prevent the Debenture Trustee from taking such actions as may be necessary to preserve claims of the Debenture Trustee and/or the holders of the Debentures under this Indenture in any bankruptcy, reorganization or insolvency proceeding (including, without limitation, the filing of proofs of claim in any such bankruptcy, reorganization or insolvency proceedings by or against the Corporation or its Subsidiaries and exercising its rights to vote as an unsecured creditor under any such bankruptcy, reorganization or insolvency proceedings commenced by or against the Corporation or its Subsidiaries).

      The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.6 Payment on Debentures Permitted

      Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Corporation or reorganization proceedings specified in Section 5.2 affecting the affairs of the Corporation, any payment of principal of or interest on the Debentures, except that the Corporation shall not make any such payment other than as contemplated by this Article 5, if it is in default in payment of any Senior Indebtedness.
The fact that any such payment is prohibited by this Section 5.6 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or the application by the Debenture Trustee of any monies deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the principal of or interest on the Debentures. Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Debenture Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default in the payment thereof, unless and until the Debenture Trustee shall have received written notice thereof from the Corporation or from the holder of Senior Indebtedness or from the representative of any such holder.

5.7 Confirmation of Subordination

      Each holder of Debentures by his acceptance thereof authorizes and directs the Debenture Trustee in his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Debenture Trustee his attorney-in-fact for any and all such purposes. This power of attorney, being coupled with an interest and rights, shall be irrevocable. Upon request of the Corporation, and upon being furnished an Officer's Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior Indebtedness, the Debenture Trustee shall enter into a written agreement or agreements with the Corporation and the person or persons named in such Officer's Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Officer's Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

5.8 Knowledge of Debenture Trustee

      Notwithstanding the provisions of this Article 5, the Debenture Trustee will not be charged with knowledge of the existence of any fact that would prohibit the making of any payment of monies to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Corporation, any Debentureholder or any holder or representative of any class of Senior Indebtedness or on its behalf.

5.9 Debenture Trustee May Hold Senior Indebtedness

      The  Debenture  Trustee  is  entitled  to all the rights set forth in this
Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder.

5.10 Rights of Holders of Senior Indebtedness Not Impaired

      No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.11 Altering the Senior Indebtedness

      The holders of the Senior Indebtedness have the right to extend, renew, revise, restate, modify or amend the terms of the Senior Indebtedness (including increasing the principal amount of the Senior Indebtedness) or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.

5.12 Additional Indebtedness

      This Indenture does not restrict the Corporation from incurring additional indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

5.13 Right of Debentureholder to Convert Not Impaired

      The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.14 Invalidated Payments

      In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this
Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Debenture Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

5.15 Contesting Security

      The Debenture Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Security, or the relative priority of the Senior Security.

5.16 No Set-Off

      Each of the Corporation and the Debenture Trustee agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, that it shall have no rights of set-off or counterclaim with respect to the principal of, premium, if any, and interest on the Debentures at any time when any payment of, or in respect of, such amounts to the Debenture Trustee or the holder of a Debenture is prohibited by this Article 5 or is otherwise required to be paid to the holders of Senior Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear.

                                    ARTICLE 6
                            CONVERSION OF DEBENTURES

6.1 Applicability of Article

      Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Common Shares or other securities, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in an Officer's Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

      Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.6.

6.2 Notice of Expiry of Conversion Privilege

      Notice of the expiry of the conversion privileges of the Debentures other than on the Maturity Date, shall be given by or on behalf of the Corporation, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 14.2.

6.3 Revival of Right to Convert

      If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation's offer, respectively.

6.4 Manner of Exercise of Right to Convert

      (a) The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Debenture Trustee at its principal office in Toronto, Ontario together with the conversion notice in the form attached hereto as Schedule "F" or any other written notice in a form satisfactory to the Debenture Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Trustee shall be satisfied if the Debenture Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee, its nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Business Day immediately after the Date of Conversion (or such later date as is specified in subsection 6.4(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares and make or cause to be made any payment of interest to which such holder is entitled in accordance with subsection 6.4(e) hereof or in respect of fractional Common Shares as provided in Section 6.6.

      (b) For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (the "Date of Conversion") on which it is so surrendered when the register of the Debenture Trustee is open and in accordance with the provisions of this Article or, in the case of a Global Debenture which the Debenture Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Trustee at its office specified in subsection 6.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such register is next reopened.

      (c) Any part, being Cdn$1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of Cdn$1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such part.

      (d) Upon a holder of any Debenture exercising the right of conversion in respect of only a part of the Debenture and surrendering such Debenture to the Debenture Trustee, in accordance with subsection 6.4(a) the Debenture Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so converted.

      (e) The holder of a Debenture surrendered for conversion in accordance with this Section 6.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof from the most recently completed Interest Payment Date to, but excluding the Date of Conversion of such Debentures and the Common Shares issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on and after the Business Day immediately after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to subsection 6.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

      (f) The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of conversion rights hereunder and shall cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

6.5 Adjustment of Conversion Price

      The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

      (a) If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends in the form of Common Shares in lieu of cash dividends paid in the ordinary course on the Common Shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend shall, in the case of any of the events referred to in (i) and (iii) above, be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this subsection 6.5(a) shall occur. Any such issue of Common Shares by way of a dividend shall be deemed to have been made on the record date for the dividend for the purpose of calculating the number of outstanding Common Shares under subsections (b) and (c) of this
            Section 6.5.

      (b)   If and  whenever  at any  time  prior  to the  Time  of  Expiry  the
            Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares (other than for the issue of Common Shares to holders of Common Shares who have elected to receive dividends in the form of Common Shares in lieu of cash dividends paid in the ordinary course on the Common Shares) entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date (other than pursuant to a dividend reinvestment plan of the Corporation), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

      (c) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the paying of a dividend to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares and other than shares distributed to holders of Common Shares who have elected to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course, (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Common Shares or securities convertible into Common Shares), (iii) evidences of its indebtedness, or (iv) assets (excluding dividends paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the Corporation, with the approval of the Debenture Trustee, which determination shall be conclusive) of such rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such dividend is not so declared, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be. In clause (iv) of this subsection (c) the term "dividends paid in the ordinary course" shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

      (d) If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 6.5(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other Person or other entity; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person or other entity or a liquidation, dissolution or winding-up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter (and subject to the rights of the Corporation pursuant to subsection 2.4(k)(vi) hereof), shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. Notwithstanding the foregoing, if, prior to the date that is five years plus one day from the last date of original issuance of each of the Debentures, holders of Debentures would otherwise be entitled to receive, upon conversion of any Debentures, any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act ("ineligible consideration"), such holders shall not be entitled to receive such ineligible consideration but the Corporation, or its successor or acquiror, as the case may be, shall have the right (at the sole option of the Corporation, or its successor or acquiror, as the case may be,) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act with a market value equal to the market value of such ineligible consideration.

            If determined appropriate by the Corporation to give effect to or to evidence the provisions of this subsection 6.5(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares or other securities or property to which a holder of Debentures is entitled on the exercise of its conversion rights thereafter. Any indenture entered into between the Corporation and the Debenture Trustee pursuant to the provisions of this subsection 6.5(d) shall be a supplemental indenture entered into pursuant to the provisions of
            Article 16. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Debenture Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 6.5(d) and which shall apply to successive reclassifications, capital reorganizations, consolidations, amalgamations, mergers, sales or conveyances and to any successive liquidation, dissolution or winding up or other similar transaction;

      (e) In any case in which this Section 6.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any dividends on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this subsection 6.5(e), have become the holder of record of such additional Common Shares pursuant to subsection 6.4(b).

      (f) The adjustments provided for in this Section 6.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subsection 6.5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            For greater certainty, there will be no adjustment of the Conversion Price in respect of any event described in this Section 6.5 if Debentureholders are allowed to participate as though they had converted their Debentures prior to the applicable record date or effective date and any relevant stock exchange has approved such participation.

      (g)   For  the  purpose  of  calculating   the  number  of  Common  Shares
            outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

      (h) In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Debenture Trustee, and the Debentureholders.

      (i) In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 6.5, which in the opinion of the Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Directors, subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, as the Directors in their sole discretion may determine to be equitable in the circumstances. Failure of the Directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

      (j) Subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, no adjustment in the Conversion Price shall be made in respect of any event described in subsections 6.5(a), 6.5(b) or 6.5(c) other than the events described in subsections 6.5(a)(i) or 6.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

      (k) Except as stated above in this Section 6.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

6.6 No Requirement to Issue Fractional Common Shares

      The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price of the Common Shares on the Date of Conversion (less applicable withholding taxes, if any).

6.7 Corporation to Reserve Common Shares

      The Corporation covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Debenture Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

6.8 Cancellation of Converted Debentures

      Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Debenture Trustee and no Debenture shall be issued in substitution therefor.

6.9 Certificate as to Adjustment

      The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officer's Certificate to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in
Section 14.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

6.10 Notice of Special Matters

      The Corporation covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 14.2, of its intention to fix a record date for any event referred to in subsection 6.5(a), 6.5(b) or 6.5(c) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares or in connection with the Proposed Acquisition) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

6.11 Protection of Debenture Trustee

      Subject to Section 15.4, the Debenture Trustee:

      (a) shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

      (b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture;

      (c) shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article; and

      (d) shall be entitled to act and rely on any adjustment calculation of the Corporation.

                                    ARTICLE 7
                          COVENANTS OF THE CORPORATION

      The Corporation hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

7.1 To Pay Principal, Premium (if any) and Interest

      The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

7.2 To Pay Debenture Trustee's Remuneration

      The Corporation will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will repay to the Debenture Trustee on demand all monies which shall have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created and such monies including the Debenture Trustee's remuneration. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount due under this Section and unpaid 30 days after written request for such payment shall bear interest from the expiration of such 30 days at a rate per annum equal to the then rate charged by the Debenture Trustee under similar indentures from time to time, payable on demand.

7.3 To Give Notice of Default

      The Corporation shall promptly notify the Debenture Trustee upon obtaining knowledge of any Event of Default hereunder.

7.4 Preservation of Existence, etc.

      Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries' respective existences and rights; provided, however, that the Corporation shall not be required to preserve and keep in full force and effect any Subsidiary's existence and rights if, in the judgment of the Corporation, the preservation thereof is no longer desirable in the conduct of the business of the Corporation and its Subsidiaries, taken as a whole, and the loss thereof is not disadvantageous in any material respect to the Debentureholders.

7.5 Annual Certificate of Compliance

      The Corporation shall deliver to the Debenture Trustee, within 90 days after the end of each calendar year, an Officer's Certificate as to the knowledge of such officer or director of the Corporation who executes the Officer's Certificate, of the Corporation's compliance with all conditions and covenants of this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars any steps taken or proposed to be taken to remedy such Event of Default.

7.6 No Dividends on Common Shares if Event of Default

      The Corporation shall not declare or pay any dividends to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

7.7 Performance of Covenants by Debenture Trustee

      If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Debenture Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 15.4) shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Debenture Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Trustee shall be deemed to relieve the Corporation of any default hereunder.

7.8 Listing

      The Corporation shall use commercially reasonable efforts to ensure that the Common Shares are listed and posted for trading on the Toronto Stock Exchange and the New York Stock Exchange and the Initial Debentures are listed and posted for trading on the Toronto Stock Exchange, to maintain such listing and posting for trading of the Common Shares on the Toronto Stock Exchange and the New York Stock Exchange and the Initial Debentures on the Toronto Stock Exchange, and to maintain the Corporation's status as a "reporting issuer", or the equivalent thereof, under Applicable Securities Legislation.

                                    ARTICLE 8
                                     DEFAULT

8.1 Events of Default

      Each of the following events constitutes, and is herein sometimes referred to as, an "Event of Default":

      (a)   failure for 15 days to pay interest on the Debentures when due;

      (b)   failure to pay principal or premium,  if any, on the Debentures when
            due  whether  at  maturity,  upon  redemption,   by  declaration  or
            otherwise;

      (c) failure for 15 days to deliver when due any Make Whole Amount, deliverable upon conversion of the Initial Debentures;

      (d) default in the observance or performance of any material covenant of this Indenture by the Corporation which remains unremedied for a period of 30 days after notice in writing has been given by the Debenture Trustee to the Corporation specifying such default and requiring the Corporation to remedy such default;

      (e) failure by the Corporation to make a Change of Control Purchase Offer as and when required hereunder or to adjust the Conversion Price, if the Corporation has so elected to do so, in the case of a Public Acquiror Change of Control;

      (f) if a decree or order of a Court having jurisdiction is entered adjudging the Corporation bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

      (g) if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

      (h) if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed; or

      (i) if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction;

in each and every such event the Debenture Trustee may, in its discretion, but subject to the provisions of this Section, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Trustee, and the Corporation shall forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any monies so received by the Debenture Trustee shall be applied in the manner provided in Section 8.6; provided that, notwithstanding any other provision of this Indenture, the Debenture Trustee shall not be bound by and shall not take, and no

Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 8.1 without the written consent of any Eligible Senior Creditor.

      For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, interest or Additional Amounts on the Debentures of such series in which case references to Debentures in this Section 8.1 shall refer to Debentures of that particular series.

      For the purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

8.2 Notice of Events of Default

      If an Event of Default shall occur and be continuing the Debenture Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 14.2, provided that notwithstanding the foregoing, unless the Debenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee shall not be required to give such notice if the Debenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

      When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Debenture Trustee to the Debentureholders within 15 days after the Debenture Trustee becomes aware the Event of Default has been cured.

8.3 Waiver of Default

      Upon the happening of any Event of Default hereunder:

      (a) the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of not less than 66 2/3% of the principal amount of Debentures then outstanding, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to
            Section 8.1 and the Debenture Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the nonobservance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of a majority of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Debenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

      (b) the Debenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.

      No such act or omission either of the Debenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4 Enforcement by the Debenture Trustee

      Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders and to the provisions of this Section, if the Corporation shall fail to pay to the Debenture Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee shall deem expedient; provided that, notwithstanding any other provision of this Indenture, the Debenture Trustee shall not be bound by and shall not take, and no Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 8.4 without the written consent of any Eligible Senior Creditor.

      The Debenture Trustee shall be entitled and empowered, either in its own name or as Debenture Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

      The Debenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders; provided that, notwithstanding any other provision of this Indenture, the Debenture Trustee shall not be bound by and shall not take, and no Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 8.4 without the written consent of any Eligible Senior Creditor.

      All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee shall be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5 No Suits by Debentureholders

      No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Trustee and the Debenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

8.6 Application of Monies by Debenture Trustee

      (a) Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:

            (i) first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

            (ii) second, but subject as hereinafter in this Section 8.6 provided, in payment, ratably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

            (iii) third,  in payment of the  surplus,  if any, of such monies to the Corporation or its assigns;

            provided,  however, that no payment shall be made pursuant to clause
            (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

      (b) The Debenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in subsection 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 15.10 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

8.7 Notice of Payment by Debenture Trustee

      Not less than 15 days'  notice  shall be given in the manner  provided  in
Section 14.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.8 Debenture Trustee May Demand Production of Debentures

      The Debenture Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Debenture Trustee shall deem sufficient.

8.9 Remedies Cumulative

      No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10 Judgment Against the Corporation

      The Corporation covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

                                    ARTICLE 9
                           SATISFACTION AND DISCHARGE

9.1 Cancellation

      All Debentures shall forthwith after payment thereof be delivered to the Debenture Trustee and cancelled by it. The Debenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so cancelled.

9.2 Non-Presentation of Debentures

      In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:

      (a) the Corporation shall be entitled to pay or deliver to the Debenture Trustee and direct it to set aside; or

      (b) in respect of monies or Common Shares in the hands of the Debenture Trustee which may or should be applied to the payment of the
            Debentures, the Corporation shall be entitled to direct the Debenture Trustee to set aside; or

      (c) if the redemption was pursuant to notice given by the Debenture Trustee, the Debenture Trustee may itself set aside;

the principal, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Common Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3 Repayment of Unclaimed Monies or Common Shares

      Subject to applicable law, any monies or Common Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside shall be repaid and delivered to the Corporation by the Debenture Trustee and thereupon the Debenture Trustee shall be released from all further liability with respect to such monies or Common

Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, from the Corporation subject to any limitation provided by the laws of the Province of Ontario. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the setting aside described in
Section 9.2 to the Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after such setting aside, the Corporation shall reimburse the Debenture Trustee for any amounts so set aside which are required to be paid by the Debenture Trustee to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to six years after such setting aside.

9.4 Discharge

      The Debenture Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5 Satisfaction

      (a) The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Debenture Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

            (i) the Corporation has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or Redemption Dates, as the case may be, of such Debentures; or

            (ii) the Corporation has deposited or caused to be deposited with the Debenture Trustee as property in trust for the purpose of making payment on such Debentures:

                  (I) if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or Common Shares, if applicable; or

                  (II) if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable or Common Shares, if applicable;

                  as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures;

            and in either event:

            (iii) the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures); and

            (iv) the Corporation has delivered to the Debenture Trustee an Officer's Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

            Any deposits with the Debenture  Trustee referred to in this Section
            9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

      (b)   Upon the  satisfaction  of the  conditions set forth in this Section
            9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Articles 2, 4 and 6 and Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Corporation.

      (c) Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

      (d) If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.

9.6 Continuance of Rights, Duties and Obligations

      (a)   Where trust funds or trust property have been deposited  pursuant to
            Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Articles 2, 4 and 6 and the provisions of
            Article 1 pertaining to the foregoing provisions, as may be applicable.

      (b) In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the "Defeased Debentures"), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with subsection 2.4(e), Article 6 or any other provision of this Indenture, the Debenture Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Debenture Trustee pursuant to Section
            9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

      (c) In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 the Corporation is required to purchase any outstanding Debentures pursuant to subsection 2.4(k) in relation to Initial Debentures or to purchase or make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted a Change of Control Purchase Offer pursuant to subsection 2.4(k) the Change of Control Purchase Price payable to such holders in respect of such offer relating to Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Debenture Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted a Change of Control Purchase Offer pursuant to subsection 2.4(k) (which amount shall be based on the applicable principal amount of the Defeased Debentures held by holders that accepted the Change of Control Purchase Offer in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

                                   ARTICLE 10
                     COMMON SHARE INTEREST PAYMENT ELECTION

10.1 Common Share Interest Payment Election

      (a) Provided that the Corporation is not in default, no Event of Default has occurred under this Indenture and that all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures or Common Shares are then listed), the Corporation shall have the right, from time to time before the Maturity Date, to make a Common Share Interest Payment Election in respect of any Interest Obligation by delivering a Common Share Interest Payment Election Notice to the Debenture Trustee no later than the earlier of: (i) the date required by applicable law or the rules of any stock exchange on which the Debentures or Common Shares are then listed, and (ii) the day which is 15 Business Days prior to the Interest Payment Date to which the Common Share Interest Payment Election relates. The Common Share Interest Payment Election shall not be available for interest payable on the Maturity Date.

      (b) Upon receipt of a Common Share Interest Payment Election Notice, the Debenture Trustee shall, in accordance with this Article 10 and such Common Share Interest Payment Election Notice, deliver Common Share Bid Requests to the investment banks, brokers or dealers identified by the Corporation, in its absolute discretion, in the Common Share Interest Payment Election Notice. In connection with the Common Share Interest Payment Election, the Debenture Trustee shall have the power to: (i) accept delivery of the Common Shares from the Corporation and process the Common Shares in accordance with the Common Share Interest Payment Election Notice and this Article 10;
            (ii) accept bids with respect to, and consummate sales of, such Common Shares, each as the Corporation shall direct in its absolute discretion through the investment banks, brokers or dealers identified by the Corporation in the Common Share Interest Payment Election Notice; (iii) invest the proceeds of such sales on the direction of the Corporation in Government Obligations which mature prior to an applicable Interest Payment Date and use such proceeds to pay the Interest Obligation in respect of which the Common Share Interest Payment Election was made; and (iv) perform any other action necessarily incidental thereto as directed by the Corporation in its absolute discretion. The Common Share Interest Payment Election Notice shall direct the Debenture Trustee to solicit and accept only, and each Common Share Bid Request shall provide that the acceptance of any bid is conditional on the acceptance of, sufficient bids to result in aggregate proceeds from such issue and sale of Common Shares which, together with the cash payments by the Corporation in lieu of fractional Common Shares, if any, equal the Interest Obligation on the Common Share Delivery Date.

      (c) The Common Share Interest Payment Election Notice shall provide for, and all bids shall be subject to, the right of the Corporation, by delivering written notice to the Debenture Trustee at any time prior to the consummation of such delivery and sale of the Common Shares on the Common Share Delivery Date, to withdraw the Common Share Interest Payment Election (which shall have the effect of withdrawing each related Common Share Bid Request), whereupon the Corporation shall be obliged to pay in cash the Interest Obligation in respect of which the Common Share Interest Payment Election Notice has been delivered.

      (d) Any sale of Common Shares pursuant to this Article 10 may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Common Share Interest Payment Election shall take place concurrently on the Common Share Delivery Date.

      (e) The amount received by a holder of a Debenture in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Common Share Interest Payment Election.

      (f) The Debenture Trustee shall inform the Corporation promptly following receipt of any bid or bids for Common Shares solicited pursuant to the Common Share Bid Requests. The Debenture Trustee shall accept such bid or bids as the Corporation, in its absolute discretion, shall direct by Written Direction of the Corporation, provided that the aggregate proceeds of all sales of Common Shares resulting from the acceptance of such bids, together with the amount of any cash payment by the Corporation in lieu of any fractional Common Shares, on the Common Share Delivery Date, must be equal to the related Common Share Interest Payment Election Amount in connection with any bids so accepted, the Corporation, the Debenture Trustee (if required by the Corporation in its absolute discretion) and the applicable bidders shall, not later than the Common Share Delivery Date, enter into Common Share Purchase Agreements and shall comply with all Applicable Securities Legislation, including the securities rules and regulations of any stock exchange on which the Debentures or Common Shares are then listed. The Corporation shall pay all fees and expenses in connection with the Common Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the fees of the Debenture Trustee.

      (g) Provided that: (i) all conditions specified in each Common Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Common Shares to be sold thereunder against payment of the purchase price thereof; and (ii) the purchasers under each Common Share Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the Common Share Delivery Date, the Corporation shall, on the Common Share Delivery Date, deliver to the Debenture Trustee the Common Shares to be sold on such date, an amount in cash equal to the value of any fractional Common Shares and an Officer's Certificate to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each Common Share Purchase Agreement, have been satisfied. Upon such deliveries, the Debenture Trustee shall consummate such sales on such Common Share Delivery Date by the delivery of the Common Shares to such purchasers against payment to the Debenture Trustee in immediately available funds of the purchase price therefor in an aggregate amount equal to the Common Share Interest Payment Election Amount (less any amount attributable to any fractional Common Shares), whereupon the sole right of a holder of Debentures to receive such holder's portion of the Common Share Interest Payment Election Amount will be to receive same from the Debenture Trustee out of the proceeds of such sales of Common Shares plus any amount received by the Debenture Trustee from the Corporation attributable to any fractional Common Shares in full satisfaction of the Interest Obligation and the holder will have no further recourse to the Corporation in respect of the Interest Obligation.

      (h) The Debenture Trustee shall, on the Common Share Delivery Date, use the sale proceeds of the Common Shares (together with any cash received from the Corporation in lieu of any fractional Common Shares) to purchase, on the direction of the Corporation in writing, Government Obligations which mature prior to the applicable Interest Payment Date and which the Debenture Trustee is required to hold until maturity (the "Common Share Proceeds Investment") and shall, on such date, deposit the balance, if any, of such sale proceeds in an account established by the Corporation (and which shall be maintained by and subject to the control of the Debenture Trustee) (the "Interest Account") for such Debentures. The Debenture Trustee shall hold such Common Share Proceeds Investment (but not income earned thereon) under its exclusive control in an irrevocable trust for the benefit of the holders of the Debentures. At least one Business Day prior to the Interest Payment Date, the Debenture Trustee shall deposit amounts from the proceeds of the Common Share Proceeds Investment in the Interest Account to bring the balance of the Interest Account to the Common Share Interest Payment Election Amount. On the Interest Payment Date, the Debenture Trustee shall pay the funds held in the Interest Account to the holders of record of the Debentures on the Interest Payment Date (less any tax required to be deducted, if any) and, provided that there is no Event of Default, shall remit amounts, if any, in respect of income earned on the Common Share Proceeds Investment or otherwise in excess of the Common Share Interest Payment Election Amount to the Corporation.

      (i) Neither the making of a Common Share Interest Payment Election nor the consummation of sales of Common Shares on a Common Share Delivery Date shall (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle such holders to receive any Common Shares in satisfaction of such Interest Obligation.

      (j) No fractional Common Shares will be issued in satisfaction of interest but in lieu thereof the Corporation will satisfy such fractional interest by a cash payment equal to the Current Market Price of such fractional interest (less any tax required to be deducted, if any.)

                                   ARTICLE 11
                                   SUCCESSORS

11.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

      Subject to the provisions of Article 12, the Corporation shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a "Successor") whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise (other than a short-form amalgamation pursuant to the CBCA), unless:

      (a) prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

            (i)   the  Successor   will  have  assumed  all  the  covenants  and
                  obligations of the Corporation under this Indenture in respect of the Debentures;

            (ii) the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

            (iii) in the case of an entity  organized  otherwise  than under the
                  laws  of  the  Province  of  Ontario,   shall  attorn  to  the
                  jurisdiction of the courts of the Province of Ontario;

      (b) such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Trustee or of the Debentureholders hereunder; and

      (c) no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.

11.2 Vesting of Powers in Successor

      Whenever the conditions of Section 11.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Corporation or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

                                   ARTICLE 12
                             COMPULSORY ACQUISITION

12.1 Definitions

      In this Article:

      (a) "Affiliate" and "Associate" when used to indicate a relationship with a person or company, shall have the same meanings as set forth in Ontario Securities Commission Rule 45-501 and the Securities Act (Ontario), respectively;

      (b) "Dissenting Debentureholders" means a Debentureholder who does not accept an Offer referred to in Section 12.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

      (c) "Offer" means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror's Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

      (d)   "offer to acquire" includes an acceptance of an offer to sell;

      (e) "Offeror" means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Debentures;

      (f)   "Offeror's Notice" means the notice described in Section 12.3; and

      (g) "Offeror's Debentures" means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror.

12.2 Offer for Debentures

      If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

      (a) within the time provided in the Offer for its acceptance or within 60 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror's Debentures;

      (b) the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

      (c)   the Offeror complies with Sections 12.3 and 12.5;

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

12.3 Offeror's Notice to Dissenting Shareholders

      Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 12.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the "Offeror's Notice") to each Dissenting Debentureholder stating that:

      (a)   Debentureholders holding at least 90% of the principal amount of all
            outstanding  Debentures,   other  than  Offeror's  Debentures,  have
            accepted the Offer;

      (b) the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

      (c) Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror's Notice; and

      (d) Dissenting Debentureholders must send their respective Debenture certificate(s) to the Debenture Trustee within 21 days after the date of the sending of the Offeror's Notice.

12.4 Delivery of Debenture Certificates

      A Dissenting Debentureholder to whom an Offeror's Notice is sent pursuant to Section 12.3 shall, within 21 days after the sending of the Offeror's Notice, send his or her Debenture certificate(s) to the Debenture Trustee duly endorsed for transfer.

12.5 Payment of Consideration to Debenture Trustee

      Within 21 days after the Offeror  sends an  Offeror's  Notice  pursuant to
Section 12.3, the Offeror shall pay or transfer to the Debenture Trustee, or to such other person as the Debenture Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section
12.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

12.6 Consideration to be held in Trust

      The Debenture Trustee, or the person directed by the Debenture Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 12.5. The Debenture Trustee, or such persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

12.7 Completion of Transfer of Debentures to Offeror

      Within 30 days after the date of the sending of an Offeror's Notice pursuant to Section 12.3, the Debenture Trustee, if the Offeror has complied with Section 12.5, shall:

      (a) do all acts and things and execute and cause to be executed all instruments as in the Debenture Trustee's opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

      (b)   send to  each  Dissenting  Debentureholder  who  has  complied  with
            Section   12.4   the   consideration   to  which   such   Dissenting
            Debentureholder is entitled under this Article 12; and

      (c)   send to each  Dissenting  Debentureholder  who has not complied with
            Section 12.4 a notice stating that:

            (i)   his or her Debentures have been transferred to the Offeror;

            (ii) the Debenture Trustee or some other person designated in such notice are holding in trust the consideration for such Debentures; and

            (iii) the Debenture  Trustee,  or such other  person,  will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder's Debenture certificate(s) or such other documents as the Debenture Trustee or such other person may require in lieu thereof;

and the Debenture Trustee is hereby appointed the agent and attorney, and is granted power of attorney with respect to the Debentures, of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration system of the Depository.

12.8 Communication of Offer to Corporation

      An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation.

                                   ARTICLE 13
                          MEETINGS OF DEBENTUREHOLDERS

13.1 Right to Convene Meeting

      The Debenture Trustee or the Corporation may at any time and from time to time, and the Debenture Trustee shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Debenture Trustee.

13.2 Notice of Meetings

      (a) At least 21 days' notice of any meeting shall be given to the Debentureholders in the manner provided in Section 14.2 and a copy of such notice shall be sent by post to the Debenture Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

      (b) If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 13.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in subsections 13.2(c) and 13.2(d)), then:

            (i) a reference to such fact, indicating each series of Debentures in the opinion of the Debenture Trustee so especially affected (hereinafter referred to as the "especially affected series") shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a "Serial Meeting"; and

            (ii) the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 13.15 unless in addition to compliance with the other provisions of this
                  Article 13:

                  (I) at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 13 as to quorum at adjourned meetings; and
                        (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

                  (II)  in the  case of  action  taken  or  power  exercised  by instrument in writing under Section 13.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

      (c) Subject to subsection 13.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefor an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Debenture Trustee and the Corporation for all purposes hereof.

      (d)   A proposal:

            (i) to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

            (ii) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

            (iii) to reduce with respect to  Debentureholders  of any particular series any percentage stated in Sections 13.2, 13.4, 13.12 and 13.15;

            shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

13.3 Chairman

      Some person, who need not be a Debentureholder, nominated in writing by the Debenture Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

13.4 Quorum

      Subject to the provisions of Section 13.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 13.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

13.5 Power to Adjourn

      The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

13.6 Show of Hands

      Every question submitted to a meeting shall, subject to Section 13.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

13.7 Poll

      On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

13.8 Voting

      On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each Cdn$1,000 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes shall be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest Cdn$100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

13.9 Proxies

      A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

      (a) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

      (b) the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

      (c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

      Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

13.10 Persons Entitled to Attend Meetings

      The Corporation and the Debenture Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisers of the Corporation, may attend any meeting of the Debentureholders, but shall have no vote as such.

13.11 Powers Exercisable by Extraordinary Resolution

      In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the Toronto Stock Exchange (if applicable) or such other exchange on which the Debentures are then listed:

      (a) power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

      (b) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

      (c) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

      (d) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 11.1 shall have been complied with;

      (e) power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

      (f)   power to waive,  and direct  the  Debenture  Trustee  to waive,  any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

      (g) power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

      (h) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

      (i) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Common Shares or other securities of the Corporation;

      (j) power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

      (k) power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal shall be effective unless and until a new Debenture Trustee or Debenture Trustees shall have become bound by this Indenture;

      (l) power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;

      (m) power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of subsection 13.11(l); and

      (n) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to subsection 13.11(j);

provided that, notwithstanding any other provision of this Indenture, the Debenture Trustee shall not be bound by and shall not take, and no Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 13.11 without the written consent of any Eligible Senior Creditor.

13.12 Meaning of "Extraordinary Resolution"

      (a) The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

      (b) If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 14.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

      (c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

13.13 Powers Cumulative

      Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the
Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

13.14 Minutes

      Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Debenture Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

13.15 Instruments in Writing

      All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also, where permitted by applicable laws, be taken and exercised by Debentureholders by an instrument in writing signed in one or more counterparts and the expressions " resolution" and "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed; provided that, notwithstanding any other provision of this Indenture, the Debenture Trustee shall not be bound by and shall not take, and no Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 13.15 without the written consent of any Eligible Senior Creditor.

13.16 Binding Effect of Resolutions

      Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 13.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

13.17 Evidence of Rights Of Debentureholders

      (a) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

      (b) The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

13.18 Concerning Serial Meetings

      If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 13 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

                                   ARTICLE 14
                                     NOTICES

14.1 Notice to the Corporation

      Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at 400 March Road, Ottawa, Ontario, K2H 3H4, Attention: Chief Executive Officer, Facsimile No.:
(613) 270-7403, and a copy (which shall not constitute notice) delivered to McCarthy Tetrault LLP, Suite 2500, 1000 De La Gauchetiere West, Montreal, Quebec, H3B 0A2, Attention: Sonia Struthers, Facsimile No.: (514) 875-6246, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

      If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Corporation would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to this Section 14.1, such notice shall be valid and effective only if delivered at the appropriate address in accordance with this Section 14.1.

14.2 Notice to Debentureholders

      All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

      If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in a daily national newspaper of general circulation.

      Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

      All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

14.3 Notice to Debenture Trustee

      Any notice to the Debenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Trustee at its principal office in the City of Toronto at 100 University Ave., 9th Floor, North Tower, Toronto, Ontario, M5J 2Y1, Attention: Manager, Corporate Trust or if sent by facsimile to facsimile number (416) 981-9777, Attention: Manager, Corporate Trust, or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

14.4 Mail Service Interruption

      If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.3 such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 14.3.

                                   ARTICLE 15
                        CONCERNING THE DEBENTURE TRUSTEE

15.1 Eligibility; Disqualification.

      This Indenture shall always have a Debenture Trustee who satisfies the requirements of TIA ss.310(a)(1) or Rule 10a-5 promulgated thereunder, which Rule 10a-5 states that any trust company, acting as trustee under an indenture qualified or to be qualified under the TIA and filed in connection with offerings on a registration statement on Form F-10 that is incorporated and regulated as a trust company under the laws of Canada or any of its provinces or territories and that is subject to supervision or examination pursuant to the Trust Companies Act (Canada), R.S.C. 1985, or the Canada Deposit Insurance Corporation Act, R.S.C. 1985 shall not be subject to the requirement of domicile in the United States under TIA ss.310(a); provided, however, that each trustee eligible for appointment under Rule 10a-5 shall file as part of the registration statement for the securities to which the trusteeship relates a consent to service of process and power of attorney on Form F-X. The Debenture Trustee shall have a combined capital and surplus of at least US$20,000,000, as set forth in its most recent published annual report of condition.

15.2 No Conflict of Interest

      The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 15.2, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 15.3.

15.3 Replacement of Debenture Trustee

      The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 60 days notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Debenture Trustee's role as a fiduciary hereunder the Debenture Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 15.3. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Debenture Trustee or any Debentureholder may apply to a Judge of the Superior Court of Justice of Ontario, on such notice as such Judge may direct at the Corporation's expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee shall be effective only upon such new Debenture Trustee becoming bound by this Indenture. Any new Debenture Trustee appointed under any provision of this Section 15.3 shall be a corporation authorized to carry on the business of a trust company in all of the provinces and territories of Canada. On any new appointment the new Debenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.

      Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Debenture Trustee shall be a party, or any company succeeding to the corporate trust business of the Debenture Trustee shall be the successor Debenture Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Trustee or of the Corporation and upon payment of all amounts due to it under Section 7.2, the Debenture Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the terms herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Corporation.

15.4 Duties of Debenture Trustee

      In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

15.5 Reliance Upon Declarations, Opinions, etc.

      In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 15.6, if applicable, and with any other applicable requirements of this Indenture. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

15.6 Evidence and Authority to Debenture Trustee, Opinions, etc.

      The Corporation shall furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this
Section 15.6, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

      Such evidence shall consist of:

      (a) a certificate made by any one officer or Director of the Corporation, on behalf of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

      (b) an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

      (c) in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

      Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation, on behalf of the Corporation, it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

      Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

      The Corporation shall furnish to the Debenture Trustee at any time if the Debenture Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the

Debenture Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

15.7 Officer's Certificates Evidence

      Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may rely upon an Officer's Certificate.

15.8 Experts, Advisers and Agents

      The Debenture Trustee may:

      (a) employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Debenture Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

      (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Corporation.

15.9 Debenture Trustee May Deal in Debentures

      Subject to Sections 15.2 and 15.4, the Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

15.10 Investment of Monies Held by Debenture Trustee

      Unless otherwise provided in this Indenture, any monies held by the Debenture Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Debenture Trustee or which may be in the hands of the Debenture Trustee, may be invested and reinvested in the name or under the control of the Debenture Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Debenture Trustee, and unless and until the Debenture Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Debenture Trustee shall so invest such monies at the written direction of the Corporation given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Debenture Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Debenture Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest, if any, then current on similar deposits. The

Corporation shall receive the Debenture Trustee's prevailing rate for all monies held by it, as may change from time to time.

      Unless and until the Debenture Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Debenture Trustee shall pay over to the Corporation all interest received by the Debenture Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.

15.11 Debenture Trustee Not Ordinarily Bound

      Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Trustee shall not, subject to Section 15.4, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation's business, unless the Debenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 13, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

15.12 Debenture Trustee Not Required to Give Security

      The Debenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

15.13 Debenture Trustee Not Bound to Act on Corporation's Request

      Except as in this Indenture otherwise specifically provided, the Debenture Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Trustee, and the Debenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.

15.14 Conditions Precedent to Debenture Trustee's Obligations to Act Hereunder

      The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

      None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

      The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the

Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee shall issue receipts.

15.15 Authority to Carry on Business

      The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this Section 15.5, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Section 15.3.

15.16 Compensation and Indemnity

      (a) The Corporation shall pay to the Debenture Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Debenture Trustee, and shall pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture shall be finally and fully performed. The Debenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

      (b) The Corporation hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers, employees and agents from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Debenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the negligent failure to act, or the willful misconduct or bad faith of the Debenture Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Trustee. The Debenture Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Debenture Trustee shall co-operate in the defence. The Debenture Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture.

      (c) The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Debenture Trustee through negligence or bad faith or breach of the Debenture Trustee's duties hereunder.

      (d) Provisions contained in this Section 15.16 shall survive the resignation or removal of the Trustee and the discharge of this Debenture.

15.17 Anti-Money Laundering

      The DebentureTrustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Debenture Trustee, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days' written notice to the Corporation or any shorter period of time as agreed to by the Corporation, provided that:

      (a)   the  Debenture   Trustee's   written   notice  shall   describe  the
            circumstances of such non-compliance; and

      (b) if such circumstances are rectified to the Debenture Trustee's satisfaction within such 15 day period, then such resignation shall not be effective.

15.18 Acceptance of Debenture Trustee

      The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

15.19 Third Party Interests

      Each party to this Indenture hereby represents to the Debenture Trustee that any account to be opened by, or interest to held by the Debenture Trustee in connection with this Indenture, for or to the credit of such party, either
(i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation hereto agrees to complete and execute forthwith a declaration in the Debenture Trustee's prescribed form as to the particulars of such third party.

15.20 Privacy Laws

      The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Debenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Debenture Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

                                   ARTICLE 16
                             SUPPLEMENTAL INDENTURES

16.1 Supplemental Indentures

      From time to time the Debenture Trustee and, when authorized by a resolution of its Directors, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

      (a) providing for the issuance of Additional Debentures under this Indenture;

      (b) adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

      (c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

      (d) evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

      (e)   giving effect to any Extraordinary  Resolution passed as provided in
            Article 13; and

      (f) for any other purpose not inconsistent with the terms of this Indenture;

provided that, in no event shall the Debenture Trustee enter into any deed or indenture supplemental hereto for the purpose of making, evidencing or giving effect to any change to Article 5 hereof without the written consent of an Eligible Senior Creditor.

      Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Debenture Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Corporation and the Debenture Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

                                   ARTICLE 17
                            EXECUTION AND FORMAL DATE

17.1 Execution

      This Indenture may be executed and delivered by facsimile and in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

17.2 Formal Date

      For the purpose of convenience this Indenture may be referred to as bearing the formal date of July [30], 2007 irrespective of the actual date of execution hereof.

      IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

                                       ZARLINK SEMICONDUCTOR INC.

                                       By:
                                          --------------------------------------

                                       By:
                                          --------------------------------------

                                       COMPUTERSHARE TRUST COMPANY
                                       OF CANADA

                                       By:
                                          --------------------------------------

                                       By:
                                          --------------------------------------

                                  SCHEDULE "A"
                            FORM OF INITIAL DEBENTURE

                         TO THE TRUST INDENTURE BETWEEN
                         ZARLINK SEMICONDUCTOR INC. AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                  SCHEDULE "A"

This Initial Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Initial Debenture may not be transferred to or exchanged for Initial Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Initial Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Initial Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

Unless this Initial Debenture is presented by an authorized representative of CDS Clearing and Depository Services Inc.("CDS") to the Issuer or its agent for registration of transfer, exchange or payment, and any Initial Debenture issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since as the registered holder hereof, CDS & CO. has an interest herein.

No. 2007-001                                                     CUSIP 989139AA8
                                                                           Cdn$o

                           ZARLINK SEMICONDUCTOR INC.
        (A CORPORATION GOVERNED BY THE CANADA BUSINESS CORPORATIONS ACT)

                6.0% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE

ZARLINK SEMICONDUCTOR INC. (the "Corporation") for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the "Indenture") dated as of o, 2007 between the Corporation and Computershare Trust Company of Canada (the "Debenture Trustee"), promises to pay to the registered holder hereof on the maturity date of this Initial Debenture, as hereinafter described, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of o million Dollars (Cdn$o) in lawful money of Canada on presentation and surrender of this Initial Debenture at the principal office of the Debenture Trustee in Toronto, Ontario in accordance with the terms of the Indenture.

The maturity date (the "Maturity Date") for the Initial Debentures shall be September 30, 2012. Holders of Initial Debentures will receive, on the third Business Day following the Maturity Date an amount equal to the principal amount of the Initial Debentures, plus the accrued and unpaid interest thereon to, but excluding the Maturity Date. The Initial Debentures shall bear interest from the date of issue at the rate of 6.0% per annum, payable semi-annually, not in advance, on June 30 and December 31 in each year, the first such payment to fall due on December 31, 2007, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. The first interest payment will include accrued interest from the date hereof to, but excluding, December 31, 2007 and an amount equal to 0.016% of the principal amount of the Initial Debentures per day (which is equivalent to 6.0% per annum) from July [30], 2007 to the date hereof. The first interest payment payable on December 31, 2007 shall be in the amount of Cdn$o per Cdn$1,000 principal amount of Initial Debentures.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the sending of the electronic transfer of funds, as the case may be, shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture.

This Initial Debenture is one of the 6.0% Convertible Unsecured Subordinated Debentures (referred to herein as the "Initial Debentures") of the Corporation issued or issuable in one or more series under the provisions of the Indenture. Subject to the terms of the Indenture, additional Initial Debentures may be issued pursuant to the Indenture after the date hereof. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of Cdn$1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Initial Debentures of any denomination may be exchanged for an equal aggregate principal amount of Initial Debentures in any other authorized denomination or denominations.

The whole, or if this Initial Debenture is a denomination in excess of Cdn$1,000, any part which is Cdn$1,000 or an integral multiple thereof, of the principal of this Initial Debenture is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Debenture Trustee in Toronto, Ontario, at any time prior to the close of business on the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into fully paid, non-assessable and Freely Tradeable Common Shares (without adjustment for interest accrued hereon or for dividends on Common Shares issuable upon conversion) at a conversion price of Cdn$2.45 per Share, (the "Conversion Price") per Common Share, being a conversion rate of approximately 408.2 Common Shares for each Cdn$1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the fractional interest multiplied by the volume-weighted average trading price per share for Common Shares for 20 consecutive Trading Days ending on the day preceding the relevant date of determination on the Toronto Stock Exchange and the New York Stock Exchange (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by or on behalf of the Corporation and approved by the Debenture Trustee, or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market) (the "Current Market Price"). The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchanges or market, as the case may be, during the said 20 consecutive Trading Days by the total number of Common Shares so sold.

This Initial Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable on or before September 30, 2011 except in the event of the satisfaction of certain conditions after a Change of Control has occurred and except to satisfy certain withholding tax-related obligations arising following a change in laws, regulations, rules or interpretations described in the Indenture. The Corporation may redeem this Initial Debenture at any time at a redemption price of 100% of the principal amount hereof plus accrued interest, if any, to satisfy withholding tax-related obligations arising following a change in applicable laws, regulations, rules or interpretations. After September 30, 2011 and on or before the Maturity Date the Initial Debentures may be redeemed at the option of the Corporation at the redemption price equal to the principal amount of the Initial Debentures (the "Redemption Price") provided, among other things, the Current Market Price is at least 125% of the Conversion Price and, in addition thereto, at the time of redemption, the Corporation shall pay to the holder accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or a portion of the applicable Redemption Price by the issue of that number of Freely Tradeable Common Shares obtained by dividing the applicable Redemption Price by 95% of the Current Market Price of the Common Shares on the Redemption Date.

In the event of a Change of Control, subject to the terms and conditions of the Indenture, the Corporation shall become obligated, subject to certain exceptions described in the Indenture, to offer to purchase all of the outstanding Initial Debentures. The Corporation shall offer to purchase all or any part specified by the holder of Initial Debentures (so long as the principal amount of such part is Cdn$1,000 or an integral multiple of Cdn$1,000) of the Initial Debentures held by such holder on a date specified by the Corporation that is 30 Business Days after the date that a Change of Control Corporation Notice is delivered, at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Change of Control Purchase Date. The holder shall have the right to withdraw any Change of Control Purchase Notice at any time prior to the close of business on the fifth Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Debenture Trustee in accordance with the terms of the Indenture.

If 90% or more in aggregate principal amount of the Initial Debentures outstanding on the date of the giving of the Change of Control Corporation Notice have been tendered for purchase on the Change of Control Purchase Date, the Corporation will have the right to redeem all the remaining Initial Debentures on such date at the Change of Control Purchase Price, together with accrued and unpaid interest to such date. Notice of such redemption must be given by the Corporation to the Debenture Trustee prior to the Change of Control Purchase Date, and as soon as possible thereafter, by the Debenture Trustee to the holders of the Initial Debentures not tendered for purchase.

The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Initial Debenture due on the Maturity Date by the issue of that number of Freely Tradeable Common Shares obtained by dividing the principal amount of this Initial Debenture to be paid for in Common Shares pursuant to the exercise by the Corporation of the Common Share Repayment Right by 95% of the weighted average trading price of the Common Shares on the Toronto Stock Exchange and the New York Stock Exchange for the 20 consecutive Trading Days ending on the day preceding the Maturity Date.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness (including any indebtedness to trade creditors), whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of
Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Trustee in Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Debenture Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Initial
Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

If any of the provisions of this Initial Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF ZARLINK SEMICONDUCTOR INC. has caused this Initial Debenture to be signed by its authorized representatives as of the o day of o, 2007.

                                           ZARLINK SEMICONDUCTOR INC.

                                           By:
                                              ----------------------------------

                                           By:
                                              ----------------------------------

                    (FORM OF DEBENTURE TRUSTEE'S CERTIFICATE)

This Initial Debenture is one of the 6.0% Convertible Unsecured Subordinated Debentures referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By
   ----------------------------------
         (Authorized Officer)

                          (FORM OF REGISTRATION PANEL)

       (No writing hereon except by Debenture Trustee or other registrar)

--------------------------------------------------------------------------------
                                                         Signature of Debenture
 Date of Registration       In Whose Name Registered      Trustee or Registrar
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________, whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or Cdn$ _______________ principal amount hereof*) of Zarlink Semiconductor Inc. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:
      --------------------------------------------------------------------------

Address of Transferee:
                      ----------------------------------------------------------
                      (Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be Cdn$1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of Cdn$1,000 by reason of your having exercised your right to exchange upon the making of an Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1. The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

2. The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Initial Debenture.

Signature of Guarantor:

----------------------------------   -------------------------------------------
Authorized Officer                   Signature of transferring registered holder


----------------------------------
Name of Institution

                                   EXHIBIT "1"
                             TO CDS GLOBAL DEBENTURE

                           ZARLINK SEMICONDUCTOR INC.

               6.0% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

Initial Aggregate Principal Amount: Cdn$o

CUSIP:  989139AA8

Authorization:
              ------------------

                                   ADJUSTMENTS

-----------------------------------------------------------------------------------------------------------
     Date       Amount of Increase      Amount of Decrease     New Principal Amount        Authorization
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                                  SCHEDULE "B"
                            FORM OF REDEMPTION NOTICE

                         TO THE TRUST INDENTURE BETWEEN
                         ZARLINK SEMICONDUCTOR INC. AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                  SCHEDULE "B"
                            FORM OF REDEMPTION NOTICE

                           ZARLINK SEMICONDUCTOR INC.
                o% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
                                REDEMPTION NOTICE

To:   Holders  of  o%  Convertible   Unsecured   Subordinated   Debentures  (the
      "Debentures") of Zarlink Semiconductor Inc. (the "Corporation")

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the "Indenture") dated as of July [30], 2007 between the Corporation and
Computershare Trust Company of Canada (the "Debenture Trustee"), that the aggregate principal amount of Cdn$o of the Cdn$o of Debentures outstanding will be redeemed as of o (the "Redemption Date"), upon payment of a redemption amount of Cdn$1,000 for each Cdn$1,000 principal amount of Debentures, being equal to the aggregate of (i) Cdn$o (the "Redemption Price"), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the "Total Redemption Price").

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

                  Computershare Trust Company of Canada
                  100 University Ave.
                  9th Floor, North Tower
                  Toronto, Ontario  M5J 2Y1

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay to the holders of Debentures Cdn$o of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Freely Tradeable Common Shares obtained by dividing the Redemption Price by 95% of the then Current Market Price of the Common Shares.

No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Redemption Date (less any tax required to be deducted, if any).

In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation shall, on the Redemption Date, make the delivery to the Debenture Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, cash for all accrued and unpaid interest up to, but excluding, the Redemption

Date, and, if only a portion of the Debentures are to be redeemed by issuing Freely Tradeable Common Shares, cash representing the balance of the Redemption Price.

DATED: o

ZARLINK SEMICONDUCTOR INC.


----------------------------------------
(Authorized Director or Officer of
Zarlink Semiconductor Inc.)

                                  SCHEDULE "C"
                             FORM OF MATURITY NOTICE

                         TO THE TRUST INDENTURE BETWEEN
                         ZARLINK SEMICONDUCTOR INC. AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                  SCHEDULE "C"
                             FORM OF MATURITY NOTICE

                           ZARLINK SEMICONDUCTOR INC.
                o% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
                                 MATURITY NOTICE

To:   Holders  of  o%  Convertible   Unsecured   Subordinated   Debentures  (the
      "Debentures") of Zarlink Semiconductor Inc. (the "Corporation")

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to subsection 4.10(b) of the trust indenture (the "Indenture") dated as ofJuly [30], 2007 between the Corporation and Computershare Trust Company of Canada, as trustee (the "Debenture Trustee"), that the Debentures are due and payable as of o (the "Maturity Date") and the Corporation elects to satisfy its obligation to pay to holders of Debentures Cdn$o of the principal amount of the Debentures outstanding on the Maturity Date by issuing and delivering to the holders that number of Freely Tradeable Common Shares equal to the number obtained by dividing such principal amount of the Debentures by 95% of the Current Market Price of Common Shares on the Maturity Date.

No fractional Common Shares shall be delivered on exercise by the Corporation of the above mentioned repayment right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Maturity Date (less any tax required to be deducted, if any).

In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Corporation shall, on the Maturity Date, make delivery to the Debenture Trustee, at its principal corporate trust office in Toronto, Ontario, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, cash for all accrued and unpaid interest up to, but excluding, the Maturity Date and if only a portion of the Debentures are to be repaid by issuing Freely Tradeable Common Shares, cash representing the balance of the principal amount and premium (if any) due on the Maturity Date.

DATED: o

ZARLINK SEMICONDUCTOR INC.

----------------------------------
(Authorized Director or Officer
of Zarlink Semiconductor Inc.)

                                  SCHEDULE "D"
                    FORM OF CHANGE OF CONTROL PURCHASE NOTICE

                         TO THE TRUST INDENTURE BETWEEN
                         ZARLINK SEMICONDUCTOR INC. AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                  SCHEDULE "D"

                    FORM OF CHANGE OF CONTROL PURCHASE NOTICE

To:      Zarlink Semiconductor Inc.

         The undersigned registered owner of this Initial Debenture hereby irrevocably acknowledges receipt of a notice from Zarlink Semiconductor Inc. (the "Corporation") as to the occurrence of a Change of Control with respect to the Corporation and setting forth the terms and conditions of the Corporation's offer to purchase all outstanding Initial Debentures and accepts such offer and instructs the Corporation to purchase the entire principal amount of this Initial Debenture, or the portion thereof (which is Cdn$1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Initial Debenture at the Change of Control Purchase Price, together with accrued and unpaid interest to, but excluding, such date, to the registered holder hereof.

Dated:
      ----------------------------------   -------------------------------------
                                           (Signature(s))

                                           -------------------------------------
                                           * Signature Guaranty

Principal amount to be purchased (in an
integral multiple of Cdn$1,000, if less than all):


----------------------------------------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Initial Debenture in every particular, without any alteration or change whatsoever.

----------
* The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company, a member of an acceptable Medallion Guarantee
      Program  or any  other  guarantee  program  acceptable  to  the  Debenture
      Trustee.

                                  SCHEDULE "E"
                 FORM OF NOTICE OF ELECTION UPON TAX REDEMPTION

                         TO THE TRUST INDENTURE BETWEEN
                         ZARLINK SEMICONDUCTOR INC. AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                  SCHEDULE "E"

                 FORM OF NOTICE OF ELECTION UPON TAX REDEMPTION

      Certificate No. of Initial Debenture

      If you elect not to have this Initial Debenture redeemed by the Corporation pursuant to subsection 2.4(o) of the Indenture, check the box: [ ]

      If you elect to have only part of this Initial Debenture redeemed by the Corporation pursuant to subsection 2.4(o) of the Indenture, state the principal amount:

Cdn$
    ---------------------------------------

(must be an integral multiple of Cdn$1,000)

                                       Your signature

Date:
     -----------------------------     -----------------------------------------
                                       (sign exactly as your name appears on the other side of this Initial Debenture)

* Signature guaranteed by:

By:
   ------------------------------

----------
* The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

                                  SCHEDULE "F"
                          FORM OF NOTICE OF CONVERSION

                         TO THE TRUST INDENTURE BETWEEN
                         ZARLINK SEMICONDUCTOR INC. AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                  SCHEDULE "F"

                          FORM OF NOTICE OF CONVERSION

TO:   ZARLINK SEMICONDUCTOR INC.

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of o% Convertible Unsecured Subordinated Debentures bearing Certificate No. o irrevocably elects to convert such Debentures (or Cdn$o principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of Zarlink Semiconductor Inc. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
      ------------------------------        ------------------------------------
                                            (Signature of Registered Holder)

* If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be Cdn$1,000 or integral multiples thereof).
                         ------------------------------------

NOTE: If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

(Print name in which Common Shares are to be issued, delivered and registered)

Name:
     --------------------------------------------

-------------------------------------------------
(Address)

-------------------------------------------------
(City, Province and Postal Code)

Name of guarantor:
                  -------------------------------

Authorized signature:
                     ----------------------------